Exhibit 4.10

4FRONT VENTURES CORP.

(the “COMPANY”)

AMENDED AND RESTATED

CLASS B PROPORTIONATE SHARES OPTION PLAN

Approved by the board of directors effective on March 28, 2019, and amended and restated as of April 15, 2020.

6.3	Disability of Option Holder	17
6.4	Disability and Death of Option Holder	17
6.5	Vesting	18
6.6	Deemed Non-Interruption of Engagement	18

SECTION 7	EXERCISE OF OPTION	18

7.1	Exercise of Option	18
7.2	Black Out Period	18
7.3	Issue of Share Certificates	19
7.4	No Rights as Shareholder	19
7.5	No Right to Employment; Other Benefits	19
7.6	Tax Withholding and Procedures	19
7.7	No trust Fund Created	19

SECTION 8	ADMINISTRATION	20

8.1	Board or Committee	20
8.2	Powers of Committee	20
8.3	Administration by Committee	21
8.4	Interpretation	21

SECTION 9	APPROVALS AND AMENDMENT	21

9.1	Shareholder Approval of Plan	21
9.2	Amendment of Option or Plan	21

SECTION 10	CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES	22

10.1	Compliance with Laws	22
10.2	Regulatory Approvals	22
10.3	Inability to Obtain Regulatory Approvals	22

SECTION 11	ADJUSTMENTS AND TERMINATION	22

11.1	Termination of Plan	22
11.2	No Grant During Suspension of Plan	23
11.3	Alteration in Capital Structure	23
11.4	Triggering Events	23
11.5	Notice of Termination by Triggering Event	24
11.6	Determinations to be Made By Committee	24

SECTION 12	ADJUSTMENTS AND TERMINATION	24

12.1	Maximum Number of Options	24

SECTION 13	CALIFORNIA OPTIONS	24

13.1	California Options	24
13.2	Termination Date	24
13.3	Post-Termination Exercise Period	24
13.4	Shareholder Approval / Grant Limitations	25
13.5	Company Information	25

CLASS B PROPORTIONATE SHARES OPTION PLAN

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a)	“Administrator” means such Executive or Employee of the Company as may be designated as Administrator by the Committee from time to time, or, if no such person is appointed, the Committee itself.

(b)

“Black-Out” means a restriction imposed by the Company on all or any of its directors, officers, employees, insiders or persons in a special relationship whereby they are to refrain from trading in the Company’s securities until the restriction has been lifted by the Company.

(c)	“Board” means the board of directors of the Company.

(d)	“Change of Control” means an occurrence when either:

(i)	a Person or Entity, other than the current “control person” of the Company (as that term is defined in the Securities Act), becomes a “control person” of the Company; or

(ii)	a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Company’s then- incumbent Board.

(e)	“Class A Shares” means the Company’s Class A subordinate voting shares.

(f)	“Class B Shares” means the Company’s Class B proportionate voting shares.

(g)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder.

(h)

“Committee” means a committee of the Board to which the responsibility of approving the grant of stock options has been delegated, or if no such committee is appointed, the Board itself. At any time that the Company is an SEC registrant and is not a “foreign private issuer” for purposes of the Securities Act and the Exchange Act, the Committee shall be comprised of not less than such number of Directors as shall be required to permit awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

(i)	“Company” means 4Front Ventures Corp.

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(j)	“Consultant” means an individual who:

(i)

is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or any Subsidiary, other than services provided in relation to a “distribution” (as that term is described in the Securities Act) or services in connection with the offer or sale of securities in a capital-raising transaction, or that directly or indirectly promote or maintain a market for the issuer’s securities;

(ii)	provides the services under a written contract between the Company or any Subsidiary and the individual or a Consultant Entity (as defined in clause (v) below);

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or any Subsidiary; and

(iv)

has a relationship with the Company or any Subsidiary that enables the individual to be knowledgeable about the business and affairs of the Company or is otherwise permitted by applicable Regulatory Rules to be granted Options as a Consultant or as an equivalent thereof, and includes:

(v)	a corporation of which the individual is an employee or shareholder or a partnership of which the individual is an employee or partner (a “Consultant Entity”); or

(vi)	an RRSP or RRIF established by or for the individual under which he or she is the beneficiary.

(k)

“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability, provided that solely for purposes of determining whether the exercise of an Incentive Stock Option (to the extent permitted under the terms of such Incentive Stock Option) within one year following the disability of the Option Holder meets the requirements of Section 422(c)(6) of the Code, disability shall have the meaning ascribed to it under Section 22(e) of the Code.

(l)	“Employee” means:

(i)

an individual who works full-time or part-time for the Company or any Subsidiary and such other individual as may, from time to time, be permitted by applicable Regulatory Rules to be granted Options as an employee or as an equivalent thereto; or

(ii)

an individual who works for the Company or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or any Subsidiary over the details and methods of work as an employee of the Company or any Subsidiary, but for whom income tax deductions are not made at source, and includes

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(iii)	a corporation wholly-owned by such individual; and

(iv)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(m)	“Exchange” means the stock exchange upon which the Class A Shares principally trade.

(n)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o)	“Executive” means an individual who is a director or officer of the Company or a Subsidiary, and includes:

(i)	a corporation wholly-owned by such individual; and

(ii)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(p)	“Exercise Notice” means the written notice of the exercise of an Option, in the form set out as Schedule B hereto, duly executed by the Option Holder.

(q)

“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Grant Date through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(r)	“Exercise Price” means the price at which an Option is exercisable as determined in accordance with section 5.3.

(s)	“Expiry Date” means the date the Option expires as set out in the Option Certificate or as otherwise determined in accordance with sections 5.5, 6.2, 6.3, 6.4 or 11.4.

(t)	“Expiry Time” means the time the Option expires on the Expiry Date, which is 4:00 p.m. local time in Vancouver, British Columbia, Canada on the Expiry Date.

(u)	“Fair Market Value” means the fair market value of the Class B Shares, which is the Market Value multiplied by 80.

(v)

“Grant Date” means the date on which the Committee grants a particular Option, which is the date the Option comes into effect provided however that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(w)	“Incentive Stock Option” means an Option that is labelled or described as an Incentive Stock Option and which qualifies as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

(x)	“Insider” means an insider as that term is defined in the Securities Act.

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(y)	“Market Value” means the market value of the Class A Shares as determined in accordance with section 5.3.

(z)	“Non-Statutory Stock Option” means an Option granted to an Option Holder which is not intended to be or does not qualify as an Incentive Stock Option.

(aa)

“Option” means a share purchase option granted pursuant to this Plan entitling the Option Holder to purchase Shares of the Company, and includes Incentive Stock Options and Non-Statutory Stock Options.

(bb)	“Option Certificate” means the certificate, in substantially the form set out as Schedule A hereto, evidencing the Option.

(cc)	“Option Holder” means a Person or Entity who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(dd)

“Outstanding Issue” means the number of Class A Shares, taken together with the number of Class A Shares issuable on conversion of the Class B Shares and the Class C Multiple Voting Shares immediately prior to the Class B Share issuance or grant of Option in question.

(ee)

“Person or Entity” means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person or Entity.

(ff)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(gg)	“Plan” means this stock option plan as from time to time amended.

(hh)

“Regulatory Approvals” means any necessary approvals of the Regulatory Authorities as may be required from time to time for the implementation, operation or amendment of this Plan or for the Options granted from time to time hereunder.

(ii)

“Regulatory Authorities” means all organized trading facilities on which the Shares are listed, and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company, this Plan or the Options granted from time to time hereunder.

(jj)

“Regulatory Rules” means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of this Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities.

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(kk)	“Securities Act” means the Securities Act (British Columbia), RSBC 1996, c.418 as from time to time amended.

(ll)	“Share” or “Shares” means, as the case may be, one or more Class B Shares in the capital stock of the Company.

(mm)	“Subsidiary” means a wholly-owned or controlled subsidiary corporation of the Company.

(nn)

“Ten Percent Shareholder Participant” means an individual to whom an Incentive Stock Option is granted pursuant to the provisions of the Plan who is, on the date of the grant, the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent, if any, or its subsidiary corporations (as defined in Code Section 424(e)).

(oo)	“Triggering Event” means:

(i)	the proposed dissolution, liquidation or wind-up of the Company;

(ii)

a proposed merger, amalgamation, arrangement or reorganization of the Company with one or more corporations as a result of which, immediately following such event, the shareholders of the Company as a group, as they were immediately prior to such event, are expected to hold less than a majority of the outstanding capital stock of the surviving corporation;

(iii)	the proposed acquisition of all or substantially all of the issued and outstanding shares of the Company by one or more Persons or Entities;

(iv)	a proposed Change of Control of the Company;

(v)	the proposed sale or other disposition of all or substantially all of the assets of the Company; or

(vi)

a proposed material alteration of the capital structure of the Company which, in the opinion of the Committee, is of such a nature that it is not practical or feasible to make adjustments to this Plan or to the Options granted hereunder to permit the Plan and Options granted hereunder to stay in effect.

(pp)	“U.S. Option Holder” means an Option Holder whose Options awarded under the Plan are subject to taxation under the Code, including U.S. residents and U.S. citizens regardless of country of residence.

(qq)	“Vest” or “Vesting” means that a portion of the Option granted to the Option Holder which is available to be exercised by the Option Holder at any time and from time to time.

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1.2	Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed solely in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to the conflicts of laws principles thereof and without reference to the laws of any other jurisdiction. The Company and each Option Holder hereby attorn to the jurisdiction of the Courts of British Columbia.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

SECTION 2

GRANT OF OPTIONS

2.1	Grant of Options

The Committee shall, from time to time in its sole discretion, grant Options to such Persons or Entities and on such terms and conditions as are permitted under this Plan. Options will be awarded to U.S. Option Holders only if such U.S. Option Holder performs services for the Company or any corporation or other entity in which the Company has a direct or indirect controlling interest or otherwise has a significant ownership interest, as determined in accordance with applicable regulations under section 409A of the Code, such that the Option will constitute an award of “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the award to the excise tax under Section 409A of the Code. For U.S. Options Holders, an Option will not be granted to an RRSP.

2.2	Record of Option Grants

The Committee shall be responsible to maintain a record of all Options granted under this Plan and such record shall contain, in respect of each Option:

(a)	the name and address of the Option Holder;

(b)	the category (Executive, Employee or Consultant) under which the Option was granted to him, her or it;

(c)	the designation of Options as Incentive Stock Options or Non-Statutory Options, as applicable;

(d)	the Grant Date and Expiry Date of the Option;

(e)	the number of Shares which may be acquired on the exercise of the Option and the Exercise Price of the Option;

(f)	the vesting and other additional terms, if any, attached to the Option; and

(g)	the particulars of each and every time the Option is exercised.

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2.3	Effect of Plan

All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain such terms and conditions but instead incorporate them by reference to the Plan. The Option Certificates will be issued for convenience only and in the case of a dispute with regard to any matter in respect thereof, the provisions of the Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

SECTION 3

PURPOSE AND PARTICIPATION

3.1	Purpose of Plan

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Executives, Employees and Consultants to contribute toward the long term goals of the Company, and to encourage such individuals to acquire Shares of the Company as long term investments.

3.2	Participation in Plan

The Committee shall, from time to time and in its sole discretion, determine those Executives, Employees and Consultants to whom Options are to be granted, subject to the provisions of section 2.1 hereof, and provided that only a committee of the Board comprised of directors who qualify as independent directors (within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant awards to Directors who are not also employees of the Company or an affiliate of the Company.

3.3	Limits on Option Grants

The following limitations shall apply to the Plan and all Options thereunder:

(a)

the maximum number of Options which may be granted to any one Option Holder under the Plan within any 12 month period shall be 5% of the Outstanding Issue (unless the Company has obtained disinterested shareholder approval if required by Regulatory Rules);

(b)

if required by Regulatory Rules, disinterested shareholder approval is required to the grant to Insiders, within a 12 month period, of a number of Options which, when added to the number of outstanding Options granted to Insiders within the previous 12 months, exceed 10% of the Outstanding Issue;

(c)	with respect to section 5.1, the Expiry Date of an Option shall be no later than the tenth anniversary of the Grant Date of such Option;

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(d)	the maximum number of Options which may be granted to any one Consultant within any 12 month period must not exceed 2% of the Outstanding Issue; and

(e)

the maximum number of Options which may be granted within any 12 month period to Employees or Consultants engaged in investor relations activities must not exceed 2% of the Outstanding Issue and such options must vest in stages over 12 months with no more than 25% of the Options vesting in any three month period, and such limitation will not be an amendment to this Plan requiring the Option Holders consent under section 9.2 of this Plan.

3.4	Notification of Grant

Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate representing the Option so granted. In no case will the Company be required to deliver an Option Certificate to an Option Holder until such time as the Company has obtained all necessary Regulatory Approvals for the grant of the Option.

3.5	Copy of Plan; Effective Date of Plan

Each Option Holder, concurrently with the notice of the grant of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder. The Plan was adopted by the Board on [_________], 2019. The Plan shall be subject to approval by the stockholders of the Company which approval will be within 12 months after the date the Plan is adopted by the Board.

3.6	Limitation on Service

The Plan does not give any Option Holder that is an Executive the right to serve or continue to serve as an Executive of the Company or any Subsidiary, nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company or any Subsidiary. In addition, the Company or an affiliate may at any time dismiss an Option Holder from employment free from any liability or any claim under the Plan or any Option, unless otherwise expressly provided in the Plan or in any award agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Option Holder shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

3.7	No Obligation to Exercise

Option Holders shall be under no obligation to exercise Options.

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3.8	Agreement

The Company and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of this Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of this Plan. In the event that the Option Holder is promised his, her or its Options pursuant to an oral or written agreement with the Company or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in this Plan, the terms provided for in this Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.9	Notice

Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Company to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Company and the Company shall be under no obligation to confirm receipt or delivery.

3.10	Representation

As a condition precedent to the issuance of an Option, the Company must be able to represent to the Exchange as of the Grant Date that the Option Holder is a bona fide Executive, Employee or Consultant of the Company or any Subsidiary.

SECTION 4

NUMBER OF SHARES UNDER PLAN

4.1	Number of Shares

Subject to adjustment as provided for herein and to section 12, the number of Shares which will be available for purchase pursuant to Options granted pursuant to this Plan, plus any other outstanding stock options of the Company granted pursuant to any other Company option plan or a previous stock option plan or agreement, will not exceed 10% of the Outstanding Issue. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to this Plan.

4.2	Fractional Shares

No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

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SECTION 5

TERMS AND CONDITIONS OF OPTIONS

5.1	Exercise Period of Option

Subject to sections 5.5, 6.2, 6.3, 6.4 and 11.4, the Grant Date and the Expiry Date of an Option shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option. No Incentive Stock Option may be granted after ten (10) years from the earlier of the date this Plan was adopted by the Board or the date this Plan was approved by shareholders. The term and expiry date of an Incentive Stock Option shall not exceed ten (10) years, (and in the case of an Incentive Stock Option granted to a Ten Percent Shareholder Participant, it shall not exceed five (5) years) from Grant Date of such Incentive Stock Option.

5.2	Number of Shares Under Option

The number of Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

5.3	Exercise Price of Option

The Exercise Price at which an Option Holder may purchase a Share upon the exercise of an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Exercise Price shall not be less than the Fair Market Value of the Shares as of the Grant Date. The Market Value of the Class A Shares for a particular Grant Date shall be determined as follows, and for Options awarded to U.S. Option Holders, the Exercise Price will not be less than such Market Value, provided however that the Committee may designate a purchase price below Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an affiliate of the Company:

(a)

for each organized trading facility on which the Class A Shares are listed, Market Value will be the closing trading price of the Class A Shares on the day immediately preceding the Grant Date, and, except with respect to Options awarded to U.S. Option Holders, may be less than this price if it is within the discounts permitted by the applicable Regulatory Authorities;

(b)

if the Company’s Class A Shares are listed on more than one organized trading facility, the Market Value shall be the Market Value as determined in accordance with subparagraph (a) above for the primary organized trading facility on which the Class A Shares are listed, as determined by the Committee, subject to any adjustments as may be required to secure all necessary Regulatory Approvals;

(c)

if the Company’s Class A Shares are listed on one or more organized trading facilities but have not traded during the ten trading days immediately preceding the Grant Date, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee; and

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(d)

if the Company’s Class A Shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee to be the fair value of the Class A Shares, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Class A Shares in private transactions negotiated at arms length and any other factors required to be considered under section 409A of the Code for purposes of valuation of stock that is not traded on an established securities market. Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities that would apply to the Company on the Grant Date in question.

Notwithstanding the foregoing, the Exercise Price of Shares subject to an Incentive Stock Option granted under the Plan to a Ten Percent Shareholder Participant shall be not less than 110% of the Fair Market Value on the Grant Date as determined in good faith by the Committee at the Grant Date.

5.4	Incentive Stock Options.

The maximum aggregate number of Shares that may be issued under this Plan as Incentive Stock Options is 625,000 Shares. Incentive Stock Options may only be granted to individuals who are employees of the Company or a subsidiary of the Company (as defined under section 424(f) of the Code). To the extent that Options designated as Incentive Stock Options become exercisable by an Option Holder for the first time during any calendar year for Shares having a fair market value greater than US$100,000, the portion of such Options which exceeds such amount shall not be treated as Incentive Stock Options but instead shall be treated as Non-Statutory Stock Options. For the purposes of this Section 5.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of Shares shall be determined as of the Grant Date of the Option with respect to such Shares. If the Code is amended to provide for a different limitation than that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as may be required or permitted by such amendment to the Code. If an Option is treated as a Non-Statutory Option in part by reason of the limitation set forth in this Section 5.4, the Option Holder may designate which portion of such Option the Option Holder is exercising at any given time. In the absence of such designation, the Option Holder shall be deemed to have exercised the Incentive Stock Option portion of the Option first. If the Plan is not approved by shareholders in accordance with the requirements of section 422 of the Code within twelve (12) months of the adoption of the Plan, Options otherwise designated as Incentive Stock Options will be Non-Statutory Stock Options. The Company shall have no liability to an Options Holder, or any other party, if any Option (or any part thereof) intended to be an Incentive Stock Option is not an Incentive Stock Option.

5.5	Termination of Option

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in paragraphs (a) or (b) below or sections 6.2, 6.3, 6.4, or 11.4 of this Plan:

(a)

Ceasing to Hold Office—In the event that the Option Holder holds his or her Option as an Executive and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee, the 30th day following the date the Option Holder ceases to hold such position unless the Option Holder ceases to hold such position as a result of:

(i)	ceasing to meet the qualifications set forth in the corporate legislation applicable to the Company;

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(ii)	a special resolution having been passed by the shareholders of the Company removing the Option Holder as a director of the Company or any Subsidiary; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order, in which case the Expiry Date shall be the date the Option Holder ceases to hold such position; OR

(b)

Ceasing to be Employed or Engaged - In the event that the Option Holder holds his or her Option as an Employee or Consultant and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee, the 30th day following the date the Option Holder ceases to hold such position, unless the Option Holder ceases to hold such position as a result of:

(i)	termination for cause;

(ii)	resigning his or her position; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order, in which case the Expiry Date shall be the date the Option Holder ceases to hold such position.

In the event that the Option Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Committee may, in its sole discretion, choose to permit the Option to stay in place for that Option Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan. Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

5.6	Vesting of Option and Acceleration

The vesting schedule for an Option, if any, shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Committee may elect, at any time, to accelerate the vesting schedule of one or more Options including, without limitation, on a Triggering Event, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan.

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5.7	Additional Terms

Subject to all applicable Regulatory Rules and all necessary Regulatory Approvals, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in a schedule attached to the Option Certificate. The Option Certificates will be issued for convenience only, and in the case of a dispute with regard to any matter in respect thereof, the provisions of this Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

SECTION 6

TRANSFERABILITY OF OPTIONS

6.1	Non-transferable

An Incentive Stock Option shall not be assignable or transferable by any Option Holder and, subject to section 6.2 hereof, may be exercised during the life of the Option Holder only by the Option Holder. An Option other than an Incentive Stock Option are non-assignable and non-transferable, except as provided otherwise in this section 6.

6.2	Death of Option Holder

In the event of the Option Holder’s death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the date of death and the applicable Expiry Date.

6.3	Disability of Option Holder

If the employment or engagement of an Option Holder as an Employee or Consultant or the position of an Option Holder as a director or officer of the Company or a Subsidiary is terminated by the Company by reason of such Option Holder’s Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of one year following the termination of employment, engagement or appointment as a director or officer and the applicable Expiry Date.

6.4	Disability and Death of Option Holder

If an Option Holder has ceased to be employed, engaged or appointed as a director or officer of the Company or a Subsidiary by reason of such Option Holder’s Disability and such Option Holder dies within one year after the termination of such engagement, any Options held by such Option Holder that could have been exercised immediately prior to his or her death shall pass to the Personal Representative of such Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the death of such Option Holder and the applicable Expiry Date.

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6.5	Vesting

Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

6.6	Deemed Non-Interruption of Engagement

Employment or engagement by the Company shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Option Holder’s right to re-employment or re-engagement by the Company is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Option Holder’s re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first day of such leave.

SECTION 7

EXERCISE OF OPTION

7.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft or wire transfer payable to the Company or its legal counsel or, at the discretion of the Company, by payment of the exercise price through broker-assisted cashless exercise, tender of previously owned Shares with a fair market value equal to the exercise price, net exercise (except with respect to Incentive Stock Options) and any other method permitted under the terms of the Option Certificate and attached schedules or as may be approved by the Company in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option. Notwithstanding anything else contained herein, Options may not be exercised during a Black-Out unless the Committee determines otherwise.

7.2	Black Out Period

Notwithstanding the foregoing, except in the case of Incentive Stock Options, if an Option expires, terminates or is cancelled (other than an expiry, termination or cancellation pursuant to section 5.5(a)(i), (ii), or (iii) or section 5.5(b)(i), (ii), or (iii) above) within or immediately after a Black Out, the term of such Option shall be extended to the date which is ten (10) business days after the last day of the Black Out; provided, that, the expiration date as extended by this section 7.2 will not in any event be beyond the later of: (i) December 31 of the calendar year in which the Option was otherwise due to expire; and (ii) the 15th day of the third month following the month in which the Option was otherwise due to expire.

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7.3	Issue of Share Certificates

As soon as reasonably practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall also provide a new Option Certificate for the balance of Shares available under the Option to the Option Holder concurrent with delivery of the certificate for the Shares.

7.4	No Rights as Shareholder

Until the date of the issuance of the certificate for the Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise. In the event of any dispute over the date of the issuance of the certificates, the decision of the Committee shall be final, conclusive and binding.

7.5	No Right to Employment; Other Benefits

No compensation or benefit awarded to or realized by any Option Holder under the Plan shall be included for the purpose of computing such Option Holder’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

7.6	Tax Withholding and Procedures

Notwithstanding anything else contained in this Plan, the Company may, from time to time, implement such procedures and conditions as it determines appropriate with respect to the withholding and remittance of taxes imposed under applicable law, or the funding of related amounts for which liability may arise under such applicable law. Without limiting the generality of the foregoing, an Option Holder who wishes to exercise an Option must, in addition to following the procedures set out in 7.1 and elsewhere in this Plan, and as a condition of exercise:

(a)	deliver a certified cheque, wire transfer or bank draft payable to the Company for the amount determined by the Company to be the appropriate amount on account of such taxes or related amounts;

(b)	otherwise ensure, in a manner acceptable to the Company (if at all) in its sole and unfettered discretion, that the amount will be securely funded; or

(c)	and must in all other respects follow any related procedures and conditions imposed by the Company.

7.7	No trust Fund Created

Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and an Option Holder or any other Person or Entity. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

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SECTION 8

ADMINISTRATION

8.1	Board or Committee

The Plan shall be administered by the Administrator with oversight by the Committee.

8.2	Powers of Committee

The Committee shall have the authority to do the following:

(a)	oversee the administration of the Plan in accordance with its terms;

(b)	appoint or replace the Administrator from time to time;

(c)	determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value;

(d)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(e)	prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(f)

determine the duration and purposes of leaves of absence from employment or engagement by the Company which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;

(g)	do the following with respect to the granting of Options:

(i)	determine the Executives, Employees or Consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan;

(ii)

determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and vesting schedule (which need not be identical with the terms of any other Option);

(iii)	subject to any necessary Regulatory Approvals and section 9.2, amend the terms of any Options;

(iv)	determine when Options shall be granted;

(v)	determine the number of Shares subject to each Option; and

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(vi)	to designate Options as Incentive Stock Options or Non-Statutory Options, as applicable;

(h)	accelerate the vesting schedule of any Option previously granted; and

(i)	make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

8.3	Administration by Committee

All determinations made by the Committee in good faith shall be final, conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

8.4	Interpretation

The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder. No member of the Committee or any person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Committee and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

SECTION 9

APPROVALS AND AMENDMENT

9.1	Shareholder Approval of Plan

If required by a Regulatory Authority or by the Committee, this Plan may be made subject to the approval of the shareholders of the Company as prescribed by the Regulatory Authority. If shareholder approval is required, any Options granted under this Plan prior to such time will not be exercisable or binding on the Company unless and until such shareholder approval is obtained.

9.2	Amendment of Option or Plan

Subject to any required Regulatory Approvals, the Committee may from time to time amend any existing Option or the Plan (provided that with respect to Options of U.S. Option Holders such amendment will be undertaken only if it will not cause adverse tax consequences under section 409A of the Code) or the terms and conditions of any Option thereafter to be granted provided that where such amendment relates to an existing Option and it would:

(a)	materially decrease the rights or benefits accruing to an Option Holder; or

(b)

materially increase the obligations of an Option Holder; then, unless otherwise excepted out by a provision of this Plan, the Committee must also obtain the written consent of the Option Holder in question to such amendment. If at the time the Exercise Price of an Option is reduced the Option Holder is an Insider of the Company, the Insider must not exercise the option at the reduced Exercise Price until the reduction in Exercise Price has been approved by the disinterested shareholders of the Company, if required by the Exchange.

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SECTION 10

CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES

10.1	Compliance with Laws

An Option shall not be granted or exercised, and Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all applicable Regulatory Rules, and such Options and Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Company shall be entitled to legend the Option Certificates and the certificates representing such Shares accordingly.

10.2	Regulatory Approvals

In administering this Plan, the Committee will seek any Regulatory Approvals which may be required. The Committee will not permit any Options to be granted without first obtaining the necessary Regulatory Approvals unless such Options are granted conditional upon such Regulatory Approvals being obtained. The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder. No Option granted will be exercisable or binding on the Company unless and until all necessary Regulatory Approvals have been obtained. The Committee shall be entitled to amend this Plan and the Options granted hereunder in order to secure any necessary Regulatory Approvals and such amendments will not require the consent of the Option Holders under section 9.2 of this Plan.

10.3	Inability to Obtain Regulatory Approvals

The Company’s inability to obtain Regulatory Approval from any applicable Regulatory Authority, which Regulatory Approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Shares pursuant to such Options, shall relieve the Company of any liability with respect to the failure to complete such transaction.

SECTION 11

ADJUSTMENTS AND TERMINATION

11.1	Termination of Plan

Subject to any necessary Regulatory Approvals, the Committee may terminate or suspend the Plan. Unless earlier terminated as provided in this section 11, the Plan shall terminate on, and no more Options shall be granted under the Plan after, the tenth anniversary of the date of the Board’s adoption of the Plan.

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11.2	No Grant During Suspension of Plan

No Option may be granted during any suspension, or after termination, of the Plan. Suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

11.3	Alteration in Capital Structure

If there is a material alteration in the capital structure of the Company and the Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation:

(a)	a change in the number or kind of shares of the Company covered by such Options; and

(b)

a change in the Exercise Price payable per Share provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price per Share and the number of Shares subject thereto.

For	purposes of this section 11.3, and without limitation, neither:

(c)	the issuance of additional securities of the Company in exchange for adequate consideration (including services); nor

(d)

the conversion of outstanding securities of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company. Any adjustment made to any Options pursuant to this section 11.3 shall not be considered an amendment requiring the Option Holder’s consent for the purposes of section 9.2 of this Plan.

11.4	Triggering Events

Subject to the Company complying with section 11.5 and any necessary Regulatory Approvals and notwithstanding any other provisions of this Plan or any Option Certificate, the Committee may, without the consent of the Option Holder or Option Holders in question:

(a)	cause all or a portion of any of the Options granted under the Plan to terminate upon the occurrence of a Triggering Event; or

(b)

cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation upon the occurrence of a Triggering Event in such ratio and at such exercise price as the Committee deems appropriate, acting reasonably, and in the case of Options held by U.S. Option Holders, in a manner that complies with the requirements of U.S. Treas. Reg. Sec. 1.409A-1(b)(5)(v)(D), and with respect to Incentive Stock Options, with U.S. U.S. Treas. Reg. Sec. 1.424-1(a)(5).

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Such termination or exchange shall not be considered an amendment requiring the Option Holder’s consent for the purpose of section 9.2 of the Plan.

11.5	Notice of Termination by Triggering Event

In the event that the Committee wishes to cause all or a portion of any of the Options granted under this Plan to terminate on the occurrence of a Triggering Event, it must give written notice to the Option Holders in question not less than 10 days prior to the consummation of a Triggering Event so as to permit the Option Holder the opportunity to exercise the vested portion of the Options prior to such termination. Upon the giving of such notice and subject to any necessary Regulatory Approvals, all Options or portions thereof granted under the Plan which the Company proposes to terminate shall become immediately exercisable notwithstanding any contingent vesting provision to which such Options may have otherwise been subject.

11.6	Determinations to be Made By Committee

Adjustments and determinations under this section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

SECTION 12

ADJUSTMENTS AND TERMINATION

12.1	Maximum Number of Options

Notwithstanding anything contained in the Plan to the contrary, the maximum number of options the committee can grant is 10% of the number of Class A Shares, which for clarity, includes the number of Class A Shares issuable on conversion of the Class B Shares and the Class C Multiple Voting Shares. For the avoidance of doubt, the maximum number of stock options granted under this Plan and any other Company equity incentive plan must not exceed 10% of the Outstanding Issue.

SECTION 13

CALIFORNIA OPTIONS

13.1	California Options

Notwithstanding any other provision of this Plan, the provisions of this section 13 shall apply to any award granted or proposed to be granted to a Person in California, unless such award is otherwise exempt from the applicable securities laws of California (a “California Award”).

13.2	Termination Date

A California Award may not be exercised more than 10 years after the grant date and any award agreement shall terminate on or before the 10th anniversary of the date of grant.

13.3	Post-Termination Exercise Period

Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or award agreement or a contract of employment, the right to exercise an Option by a Participant in California in the event of termination of employment of the Participant, to the extent that the Participant is entitled to exercise on the date employment terminates, continues until at least the earlier of the expiration of the Term of Option or:

(a)	at least six months from the date of termination, if termination was caused by death or disability; or

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(b)	at least 30 days from the date of termination, if termination was caused by other than death or disability.

13.4	Shareholder Approval / Grant Limitations

The Company will not grant California Awards unless:

(a)

the Company is a foreign private issuer, as defined by Rule 3b-4 of the Exchange Act, on the grant date of the California Award, and the aggregate number of persons in California granted awards under all compensation plans and agreements and issued securities under all purchase and bonus plans and agreements of the Company does not exceed 35; or

(b)

prior to or within 12 months of the granting of the first California Award under the Plan and prior to increasing the number of Authorized Shares, the Plan is approved by a majority of the Company’s outstanding securities entitled to vote, not counting for the purpose of calculating such vote any securities issued upon exercise or vesting of awards granted in California.

Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Authorized Shares, as the case may be, and such awards shall be rescinded if such security holder approval is not received in the manner described in Section 13.4.

13.5	Company Information

The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of applicable law, at least annually to each Participant in California during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares; provided, however, the Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

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SCHEDULE A

[Include legends prescribed by Regulatory Authorities, if required.]

4FRONT VENTURES CORP.

CLASS B PROPORTIONATE SHARE OPTION PLAN—OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Stock Option Plan (the “Plan”) of 4Front Ventures Corp. (the “Company”) and evidences that ●[Name of Option Holder] is the holder (the “Option Holder”) of an option (the “Option”) to purchase up to ● Class B Proportionate Voting Shares (the “Shares”) in the capital stock of the Company at a purchase price of Cdn.$● per Share (the “Exercise Price”). This Option may be exercised at any time and from time to time from and including the following Grant Date through to and including up to 4:00 p.m. local time in Vancouver, British Columbia, Canada (the “Expiry Time”) on the following Expiry Date:

(a)	the Grant Date of this Option is ●, 20●; and

(b)	subject to sections 5.5, 6.2, 6.3, 6.4 and 11.4 of the Plan, the Expiry Date of this Option is 20.

To exercise this Option (to the extent it is vested), the Option Holder must deliver to the Administrator of the Plan, prior to the Expiry Time on the Expiry Date, an Exercise Notice, in the form provided in the Plan, which is incorporated by reference herein, together with the original of this Option Certificate and a certified cheque or bank draft payable to the Company or its legal counsel, or by payment of the exercise price through broker-assisted cashless exercise, tender of previously owned Shares with a fair market value equal to the exercise price, net exercise (except with respect to Incentive Stock Options) in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail. This Option is also subject to the terms and conditions, including vesting conditions, contained in the schedules, if any, attached hereto.

[Include legends prescribed by Regulatory Authorities, if required.]

If the Option Holder is a resident or citizen of the United States of America at the time of the exercise of the Option, the certificate(s) representing the Shares will be endorsed with the following or a similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the “Act”) or the securities laws of any state (“State”) of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States unless such securities are (i) registered under the Act and any applicable State securities act (a “State Act”), or (ii) exempt from registration under the Act and any applicable State Act and the Company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii)sold in accordance with Regulation S and the Company has received an opinion of counsel to such effect reasonably satisfactory to it.”

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4Front Ventures Corp. by its authorized signatory:

The Option Holder acknowledges receipt of a copy of the Plan and represents to the Company that the Option Holder is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan. The Option Holder agrees to execute, deliver, file and otherwise assist the Company in filing any report, undertaking or document with respect to the awarding of the Option and exercise of the Option, as may be required by the Regulatory Authorities. The Option Holder further acknowledges that if the Plan has not been approved by the shareholders of the Company on the Grant Date, this Option is not exercisable until such approval has been obtained.

Signature of Option Holder:

Signature	Date signed:

Print Name

Address

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OPTION CERTIFICATE – SCHEDULE

[Complete the following additional terms and any other special terms, if applicable, or remove the inapplicable terms or this schedule entirely.]

The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

1.

The Options will not be exercisable unless and until they have vested in accordance with the terms of the Plan and the vesting schedule below, and then only to the extent that they have vested. Provided that the Option Holder remains in continuous service with the Company or an affiliated entity through the dates specified below, the Options will vest in accordance with the following:

(a)	● Shares (●%) will vest and be exercisable on or after the Grant Date;

(b)	● additional Shares (●%) will vest and be exercisable on or after ● [date];

(c)	● additional Shares (●%) will vest and be exercisable on or after ● [date];

(d)	● additional Shares (●%) will vest and be exercisable on or after ● [date];

2.

Upon the Option Holder ceasing to hold a position with the Company, other than as a result of the events set out in paragraphs 5.5(a) or 5.5(b) of the Plan, the Expiry Date of the Option shall be ● [Insert date desired that is longer or shorter than the standard 30 days as set out in the Plan] following the date the Option Holder ceases to hold such position.

Type of Option	Incentive Stock Option
(U.S. Employees only):	Non-Statutory Stock Option

3.	The following provisions apply to Incentive Stock Options.

(a)	Incentive Stock Options (“ISOs”) may be issued only to individuals who are employees of the Company or a subsidiary of the Company (as defined under section 424(f) of the Code) (“U.S. Employees”).

(b)

If a U.S. Option Holder has been granted an ISO and ceases to be a U.S. Employee, then, in order to retain the status of the Option as an ISO for U.S. federal tax purposes, such Option must be exercised within the time limits set forth below. Failure to exercise an Incentive Stock Option within the following time limits will result in the Option ceasing to be an Incentive Stock Option. The limitations below are not intended to extend the term of an Option as set forth in the Plan, the applicable Option Certificate and related Schedules. The limitations below merely reflect the period during which an Option intended to be an Incentive Stock Option must be exercised (assuming it otherwise could be exercised during such period) in order retain Incentive Stock Option tax treatment. If an ISO ceases to be an ISO by virtue of failure to timely exercise the Option as described above, but the Option remains exercisable pursuant to its terms, the Option will be treated as a Non-Statutory Stock Option and the provisions set forth in the Plan or the Option Certificate will apply with respect to the period during which the Option may be exercised.

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•

A U.S. Option Holder who ceases to be a U.S. Employee due to Disability must exercise an ISO (to the extent such ISO was exercisable on the date of termination of employment due to Disability) within one year following the date of termination due to Disability (but in no event beyond the term of such Incentive Stock Option) in order to retain ISO tax treatment.

•

A U.S. Option Holder who ceases to be a U.S. Employee for any reason other than the death or Disability must exercise such ISO (to the extent such ISO was exercisable on the date of termination of employment) within three months following the date of termination (but in no event beyond the term of such ISO), in order to retain ISO tax treatment.

•

An Incentive Stock Option of a U.S. Participant who ceases to be a U.S. Employee by reason of death can be exercised by the estate in accordance with the terms of the Plan and applicable Option Certificate during the period specified in the Plan or the applicable Option Certificate without loss of ISO tax treatment (assuming other ISO requirements are met).

(c)

To the extent that an Option designated as an ISO becomes exercisable by an Option Holder for the first time during any calendar year for Shares having a fair market value greater than US$100,000 (measured by the fair market value as of the Grant Date), the portion of such Option which exceeds such amount shall not be treated as an ISO but instead shall be treated as a Non-Statutory Stock Option.

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SCHEDULE B

4FRONT VENTURES CORP.

STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO:	The Administrator, Stock Option Plan

•

•	[Address]

(or such other address as the Company may advise)

The undersigned hereby irrevocably gives notice, pursuant to the Stock Option Plan (the “Plan”) of 4Front Ventures Corp. (the “Company”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(d)	all of the Shares; or

(e)	of the Shares;

which are the subject of the Option Certificate attached hereto (attach your original Option Certificate). The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to the Company in an amount equal to the aggregate Exercise Price of the aforesaid Shares (or such other method of payment permitted by the grant agreement) and directs the Company to issue the certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address (provide full complete address):

The undersigned acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment prior to 4:00 p.m. local time in Vancouver, British Columbia, Canada on the Expiry Date of the Option.

DATED the day         of         , 20 .

Signature of Option Holder

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INDUSTRIAL BUILDING LEASE

2410 GREENLEAF, ELK GROVE VILLAGE

THIS LEASE (“Lease”) is made as of the 1st day of September 2015, by and between Kinzie Properties, L.L.C., an Illinois limited liability company, as to an undivided 50% interest, and 2400 Greenleaf Partners, L.L.C., an Illinois limited liability company, as to an undivided 50% interest, as tenants in common (collectively “Landlord”) and IL Grown Medicine LLC, an Illinois limited liability company (“Tenant”), who hereby mutually covenant and agree as follows:

ARTICLE I. GRANT, TERM, DEFINITIONS AND BASIC PROVISIONS

1.0 Basic Lease Provisions. The following terms are defined as follows: (a) Commencement Date: As of September 1, 2015.

(b)	Lease Term: Twenty (20) years after Commencement Date.

(c)	Expiration Date: August 31, 2035.

(d)	Purpose: Marijuana cultivation, processing and distribution center to the extent permitted under Illinois law, and related warehouse and office uses.

(e)

Base Rent: “Base Rent” per annum shall be equal to the Area of the Premises (as the same may increase from time to time pursuant to Section 1.3 below) multiplied by the applicable the “Base Rent/Foot” as set forth in Exhibit “C” attached. Base Rent shall be payable in equal monthly installments.

(f)	Tenant’s Address:

IL Grown Medicine LLC

213 W. Institute Place Suite 404

Chicago, IL 60610

Attn.

After March 1, 2016, Tenant’s Address shall be at the Premises

(g)	Landlord’s Address:

2400 Greenleaf Partners, LLC

c/o James G. Haft

400 Skokie Blvd Suite 220

Northbrook, IL 60062

(h)	Area of Building: Ninety-Four Thousand Three Hundred (94,300) rentable square feet.

(i)	Area of Premises: Eleven Thousand Six Hundred Twenty-Two (11,622) rentable square feet (“rsf”), subject to increase pursuant to Section 1.3 below.

(j)	Security Deposit: $214,700.00, subject to increase pursuant to Section 1.3 below.

1.1 Grant. Landlord, for and in consideration of the rents and other sums herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises described in Exhibit “A” as 2410 Greenleaf Avenue (“Premises”), and located in the building commonly known as 2400-40 Greenleaf Avenue, Elk Grove Village, Illinois (the “Building”). The Building is situated on a parcel of land (“Land”) in County of Cook, State of Illinois, legally described on Exhibit “B” attached hereto. The Land and the Building are sometimes collectively referred to as the “Real Estate”.

1.2 Lease Term. The Lease Term shall commence on the Commencement Date and shall expire on the Expiration Date, unless sooner terminated in accordance with the terms of this Lease.

1.3 Expansion Options. Provided Tenant is not in default, and subject to the terms and conditions set forth below, Tenant shall have the right to expand as set forth below.

(a)

During Hollander Lease. Tenant acknowledges both the 2420N Space and the 2400 Space (as hereafter defined) are currently leased by Hollander Express & Van Company (“Hollander”) pursuant to a written lease (“Hollander Lease”) under which Landlord has certain termination rights. If the Hollander Lease is in effect, Tenant shall have the right to first expand the Premises to include that portion of the space known as 2420 Greenleaf located north of the existing east/west concrete wall that is approximately 120 feet south of the north exterior wall, which comprises 12,500 rentable square feet (the “2420N Space), upon 60 days prior written notice to Landlord, provided Tenant has first deposited by wire transfer to Landlord the applicable Additional Security Deposit set forth below. If the Hollander Lease is still in effect, and if Tenant has either simultaneously or previously exercised the 2420N Space expansion option, Tenant shall have the further right to expand into the space known as 2400 Greenleaf which comprises 28,930 rentable square feet (the “2400 Space”), upon 60 days prior written notice to Landlord, provided Tenant has first deposited by wire transfer to Landlord the applicable Additional Security Deposit set forth below. Plans of the 2420N Space and the 2400 Space are attached hereto as Exhibit “A”. Tenant stipulates and agrees to the rentable square footage set forth above of the 2420N Space and the 2400 Space.

(b)

After Hollander Termination. The Hollander Lease is currently scheduled to expire on October 31, 2019. By written notice to Landlord given no later than March 31, 2019, or within 30 days after notice from Landlord that the Hollander Lease will sooner terminate, Tenant shall have the right to expand into either or both of the 2400 Space and the 2420N Space, provided Tenant has first deposited by wire transfer to Landlord the applicable Additional Security Deposit set forth below. If Tenant does not timely exercise such expansion right, then Landlord shall have the right to lease to Hollander or third parties (“Subsequent 2400-20 Lease”) all or part of the 2400 Space and/or the 2420N Space upon such terms and conditions as Landlord sees fit, except that the term of any such lease shall not exceed five (5) years from delivery of possession thereof.

(c)

Subsequent 2400-20 Leases. Landlord shall give Tenant written notice of the scheduled expiration date of each Subsequent 2400-20 Lease. By written notice to Landlord given no later than 180 days prior to the scheduled expiration date of a Subsequent 2400-20 Lease, or within 30 days after notice from Landlord that such Subsequent 2400-20 Lease will sooner terminate, Tenant shall have the right to expand into either or both of the 2400 Space or the 2420N Space that will become available for leasing as a result of the expiration or termination of such Subsequent 2400-20 Lease, provided Tenant has first deposited by wire transfer the applicable Additional Security Deposit. If Tenant does not timely exercise such expansion right, then Landlord shall again have the right to lease to third parties all or part of the 2400 Space and/or the 2420N Space upon such terms and conditions as Landlord sees fit, except that the term of any such lease shall not exceed five (5) years from delivery of possession thereof.

(d)

Rent Increase. If Tenant properly exercises an expansion option, then commencing on the date Landlord delivers occupancy of the expansion space to Tenant, (i) such expansion space shall be added to Premises for the balance of the Term for all purposes of this Lease, (ii) the Area of the Premises shall increase by the rentable square feet of such expansion space as set forth above, (iii) the Base Rent for the Premises shall increase to equal the amount obtained by multiplying the Area of the Premises (as so expanded) by the Base Rent per foot set forth in Exhibit “C”, and (iv) Tenant’s Allocable Share of Common Area Expenses shall increase proportionately based on the rentable square feet added by such expansion.

(e)

Additional Security Deposit. If Tenant desires to expand into the 2420N Space, Tenant shall, prior to exercising any available expansion right, deposit with Landlord by wire transfer of immediately available funds Forty Thousand Dollars ($40,000.00) to be held by Landlord as additional Security Deposit. If Tenant desires to expand into the 2400 Space, Tenant shall, prior to exercising any available expansion right, deposit with Landlord by wire transfer of immediately available funds One Hundred Thousand Dollars ($100,000) to be held by Landlord as additional Security Deposit. Such deposits are referred to as “Additional Security Deposit” and shall be held, used and disbursed by Landlord subject to the provisions of Section 19.12 below.

(f)

General. Once given, Tenant’s notice of its election to exercise an expansion option shall be irrevocable. Landlord may, at its option, disregard and treat as void an expansion election by Tenant if Tenant has not first deposited the applicable Additional Security Deposit or if Tenant is in default under this Lease at the time Tenant exercises an expansion option. Tenant’s expansion rights shall apply only the entirety of the 2420N Space or the entire 2400 Space, as applicable. Tenant has no right to lease less than all of such spaces. Tenant agrees to accept the 2420N Space and the 2400 Space, as applicable, in “AS IS” condition, and Tenant shall, at its cost, be responsible for making such repairs or improvements as may be necessary or desirable for Tenant’s use and occupancy thereof. Landlord shall have no liability to Tenant if Hollander or any other occupant of the 2420N Space or the 2400 Space fails to vacate such space(s) in a timely manner; in such event the date on which such space is added to the Premises shall be delayed until Landlord has been able to deliver possession of such space to Tenant.

(g)

Termination. If Tenant has not properly exercised its expansion rights with respect to the 2420N Space by October 31, 2016, Landlord shall have the right to terminate this Lease on ninety (90) days written notice to Tenant.

ARTICLE II. POSSESSION

2.0 Delivery of Possession. Tenant accepts the Premises in “AS IS” condition. Tenant acknowledges that it is fully familiar with the condition of the Premises and has, prior to the Commencement Date, made such inspections as it desires of the Premises and all factors relevant to its use. Tenant acknowledges that it has had ample opportunity to inspect the Premises and all matters relevant to its use and occupancy thereof. No representations, warranties or agreements as to the condition or repair of, or improvements to, the Premises have been made by or on behalf of Landlord. Tenant’s acknowledges that the Premises are suitable for Tenant’s intended purposes, that Tenant accepts the condition of the Premises, and that Tenant waives all claims relating to the condition of the Premises.

2.2 Tenant Equipment/Improvements. Tenant shall, at its sole expense, be responsible for the installation of its products, inventory, racks, conveyors, trade fixtures and other equipment, all of which shall be and remain Tenant’s personal property. Tenant waives and releases Landlord, its agents, employees and contractors from liability for damage or loss to all such equipment or property of Tenant, unless caused by the willful conduct of Landlord. Tenant shall, at its sole expense, be responsible to perform any improvements or modifications to the Premises as may be necessary or desirable for Tenant’s use of the Premises, provided all such work shall be subject to Landlord’s approval as provided below.

2.3 Fenced Area. Tenant has heretofore installed, at Tenant’s expense, a wire security fence to secure the northern approximately 80 feet (measured from the north side of the Building) of the parking lot (“Tenant’s Fenced Area”). Tenant shall install a minimum eight foot wide gate on the north side of the fence to allow maintenance equipment access to the ditch, and a gate on the south side for trucks and cars which shall have a retracting door. Upon reasonable notice to Tenant, Landlord, its agents and contractors shall have the right to enter Tenant’s Fenced Area for the purpose of performing periodic maintenance and repairs to the Real Estate.

2.4 Prohibited Lot Use. At no time shall Tenant park cars, trucks or other vehicles, equipment or property in the parking lot or drives located south of Tenant’ Fenced Area, nor shall Tenant obstruct any parking lots, entrances, doors, walks or driveways.

2.5 Demising Walls. Tenant shall, at its expense, close and secure the wall opening between the Premises and the 2400 Space. If Tenant expands into the 2420N Space, prior to occupying such space Tenant shall at its expense, close and secure the wall opening between 2420N and the balance of 2420 Greenleaf.

2.6 Hollander Payments. While the Hollander Lease is in effect, Tenant shall pay to Landlord on demand such amounts as Landlord is required to reimburse to Hollander for fork lift rental pursuant to the 5th Amendment of the Hollander Lease.

ARTICLE III. USE

3.0 Permitted Use. The Premises shall be used and occupied only for the purposes set forth in Section 1.0, and then only to the extent such uses are lawful. Tenant’s right to use the Premises for the cultivation, processing, possession, sale, and distribution of marijuana or other controlled or illicit substances under federal law is conditioned upon Tenant obtaining and maintaining in good standing all permits and approvals required by the State of Illinois and the Village of Elk Grove. Tenant shall indemnify, defend and hold harmless Landlord and its principals from and against any civil, criminal, forfeiture or other actions or proceedings threatened or filed against Landlord or its principals by any Federal, State or municipal governmental unit, agency or authority arising from the use of the Premises by Tenant, its agents, affiliates, employees, subtenants, licenses or invitees (“Governmental Action”) utilizing such legal counsel as may be designated by Landlord, and Tenant shall pay or reimburse Landlord for all costs (including attorneys’ fees), expenses, penalties, damages and losses that Landlord or its principals may suffer as a result of such Governmental Action. If any such Governmental Action that may result in criminal penalties or forfeiture of the Building is not dismissed within sixty (60) days after written notice to Tenant, then Landlord may, without limiting its other remedies, terminate this Lease on 10 days written notice to Tenant. The obligations of Tenant under this Section shall survive any termination of this Lease.

3.1 Conflict with Other Occupants. Tenant shall not make or suffer any use of the Premises that would prohibit, disrupt or interfere with the operations of any other tenant or user that now or hereafter occupies any portion of the Building. If any Federal, State, or local law, regulations, rule, code or other legal requirement is enacted or enforced that would prohibit Landlord from leasing to, or prohibit any user from occupying, any portion of the Building for any business, use or purpose now or hereafter permitted under the zoning codes applicable to the Building, then Landlord shall have the right to terminate this Lease on thirty (30) days written notice to Tenant.

ARTICLE IV. RENT

4.0 Base Rent. Commencing on the Commencement Date, Tenant shall pay Base Rent as set forth above, in equal monthly installments in advance, on the first day of each month during the term hereof. Base Rent shall be prorated for partial months or years within the Lease Term.

4.1 Payment of Rent. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease in addition to Base Rent, including without limitation payments on account of Taxes and Common Area Expenses (as defined below), shall be deemed additional rent (“Additional Rent”). Base Rent, Percentage Rent and Additional Rent are hereinafter sometimes collectively referred to as “Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease. Rent shall be paid to or upon the order of Landlord at the Landlord’s Address set forth in the Basic Lease Provisions, or as Landlord shall otherwise direct by written notice to Tenant. All payments of Rent shall be made without any prior demand therefor and without deduction, set off, discount or abatement in lawful money of the United States. Tenant shall make all payments of Rent by wire transfer of immediately available funds in accordance with such wire transfer instructions as Landlord may provide from time to time.

4.2 Late Charges. If any payment of Rent is not received by Landlord within five (5) days after the date due, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of the amount of said delinquent payment.

4.3 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of Rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Lease Term or Tenant’s right of possession.

4.4 Percentage Rent: In addition to Base Rent, Tenant shall pay Percentage Rent to Landlord as follows:

(a) With respect to each month during the Term, Tenant shall pay Landlord “Percentage Rent” in an amount equal to three percent (3%) of monthly Gross Sales (as hereafter defined), minus the amount of Base Rent paid for such month. If the Base Rent for a given month exceeds what Percentage Rent would have been for such month, then Percentage Rent shall be zero for that month.

(b) No later than thirty (30) days after the end of each month, Tenant will furnish to Landlord a statement certified by an officer or manager of Tenant, showing Gross Sales for the preceding month itemized in such reasonable detail as Landlord may require. Percentage Rent for each month shall be paid to Landlord no later than 30 days after the end of each month. For example, Percentage Rent due for Gross Sales occurring during the month of March 2017 shall be paid no later than April 30, 2017. Computation of Percentage Rent shall be made separately and independently for each month during the Lease Term, without regard to the Gross Sales for any other month.

(c) The term “Gross Sales” shall mean all moneys, payments, receivables, and credits received by Tenant or its subtenants, subsidiaries, parents, sister companies, agents, licensees, affiliates, agents, concessionaires or others located or operating in the Premises (collectively “Affiliates”) for crops and products (“crops and products” includes, without limitation, cannabis, THC, and marijuana products, drugs, medicines, substances, vapors, materials, plants, foods, or other goods or merchandise) grown, produced, processed, refined, transformed, distributed or sold in, about or from the Premises, including without limitation transactions in which the products are produced, grown, processed, refined, transformed, distributed or otherwise handled at the Premises but the sale or payment is made elsewhere. If a sale is made to an Affiliate for ultimate retail sale in dispensaries or elsewhere, then the retail selling price shall be included in Gross Sales rather than the sales price to the Affiliate. The term “Gross Sales” shall not include (i) governmental excise or sales taxes added to the selling price of the item and paid by Tenant directly to the taxing authority, or (ii) refunds or allowances to customers not in excess of the original selling price of the item, or (iii) sales of Tenant’s trade fixtures or equipment after use by Tenant in the Premises.

(d) All Gross Sales will be recorded so that each transaction is evidenced accurately in accordance with generally accepted accounting principles. Full and adequate records and books of account shall be accurately maintained by Tenant on all business operations in or about the Premises. All books of account, financial statements, records, sales slips, inventory movement sheets, invoices, State and Federal income tax returns, sales tax reports, and other reports required by or furnished to Elk Grove Village, the State of Illinois or Tenant’s partners or investors relating to Tenant’s operations (collectively “Tenant Records”) will be retained by Tenant for a period of at least three (3) years after preparation, and will be open to inspection by Landlord (or its representatives) at all reasonable times. Tenant shall also furnish Landlord copies of such of Tenant Records as Landlord may periodically request from time to time. Landlord or its agents may, from time to time, upon five days notice to Tenant, audit Tenant Records and Gross Sales statements, and acceptance of the Percentage Rent tendered by Tenant for any period shall not prejudice these rights. The cost of the audit shall be borne by Landlord unless such audit shows that Tenant’s Gross Sales statements were in error by three percent (3%) or more of the Gross Sales of Tenant for any month, in which event Tenant will pay the cost of such audit.

(e) On or before July 1, 2016, Tenant shall obtain any and all approvals necessary from the State of Illinois for the payment of Percentage Rent to Landlord and for Landlord’s receipt thereof. Landlord shall, at the request and direction of Tenant, submit directly to the State of Illinois such background information on Landlord and its principals as the State of Illinois may request for such purposes. If the State of Illinois fails to issue any such approvals for the payment of Percentage Rent by July 1, 2016, then Landlord may terminate this Lease upon ninety (90) days prior written notice to Tenant.

(f) Commencing with the 2017 Lease Year and ending with the 2020 Lease Year, if the Percentage Rent paid by Tenant for any Lease Year does not exceed the amount of Base Rent payable for such year by at least twenty-five percent (25%), then Landlord may terminate this Lease effective upon twelve months prior written notice to Tenant. If the Percentage Rent paid by Tenant for any Lease Year after the 2020 Lease Year does not exceed the amount of Base Rent payable for such year by at least fifty percent (50%), then Landlord may terminate this Lease effective upon twelve months prior written notice to Tenant. Notwithstanding the foregoing, (i) commencing with the 2017 Lease Year and ending with the 2020 Lease Year, if Tenant pays to Landlord, no later than thirty (30) days after the conclusion of a Lease Year, the shortfall between 125% of Base Rent payable for such Lease Year and the Base Rent actually paid for such Lease Year, then Landlord shall have no right to terminate with respect to the shortfall for such Lease Year, and (ii) for any Lease Year after the 2020 Lease Year, if Tenant pays to Landlord, no later than thirty (30) days after the conclusion of a Lease Year, the shortfall between 150% of Base Rent payable for such Lease Year and the Base Rent actually paid for such Lease Year, then Landlord shall have no right to terminate with respect to the shortfall for such Lease Year.

ARTICLE V. COMMON AREA EXPENSES AND TAXES

5.0 Common Area Expenses. From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Allocable Share of Common Area Expenses (as hereafter defined) in excess of the Common Area Expenses incurred by Landlord during the 2015 calendar year (“Base Year Expenses”). If Common Area Expenses for a Lease Year shall exceed Base Year Expenses, then Tenant shall pay Tenant’s Allocable Share of such excess to Landlord within thirty (30) days after written demand therefor. Together with its demand, Landlord shall provide Tenant with a summary of the actual amount of Common Area Expenses incurred with respect to the Lease Year in question. “Common Area Expenses” shall mean all costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, repair and replacement of common elements of the Real Estate and all services provided by Landlord on a non-exclusive basis to all tenants of the Real Estate. Common Area Expenses shall include, without limitation, business park dues, insurance premiums (including, without limitation, premiums for property, liability, and loss of rents); security services; management fees not to exceed four percent (4%) of gross rents; repair, maintenance and replacement of common areas of the Building, including without limitation, HVAC, plumbing, electrical, mechanical, utility lines and service, roofs, exterior doors, walls, and windows, and other common systems, fixtures, machinery, equipment, and apparatus; repair, maintenance and replacement of landscaping, parking areas, trailer courts, parking lots, drives and walks; and repairs, alterations and improvement(s) made for the purpose of complying with requirements of any federal, state or local law or governmental regulations; ice, snow and trash removal costs; and sewer, water and other utility costs that are not separately metered to the tenants of the Building. Common Area Expenses shall not include the following: Taxes (as hereafter defined); repair and replacement of foundations and structure of the Building; charges for depreciation of the Building; interest and principal payments on mortgages (except for the financing of Amortized Common Expenses); real estate brokerage and leasing commissions; and expenses incurred in enforcing obligations of tenants of the Real Estate. Common Area Expenses in any given Lease Year and Base Year Expenses shall be accounted for on a cash, rather than an accrual, basis. Common Area Expenses in excess of the Base Year Expenses shall be prorated between Landlord and Tenant for any partial year during the Term.

5.1 Taxes. From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Allocable Share of Taxes (as hereafter defined) in excess of the Taxes paid by Landlord during the 2015 calendar year (“Base Year Taxes”). If Taxes paid or payable for any Lease Year exceed Base Year Taxes, then Tenant shall pay Tenant’s Allocable Share of such excess to Landlord within thirty (30) days after written demand therefor. “Taxes” shall mean all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which shall be levied against the Real Estate or which Landlord or Tenant shall become obligated to pay because of, or in connection with, the ownership, leasing, management, control or operations of the Real Estate, as now or hereafter improved, or the personal property, fixtures, machinery, equipment, systems and apparatus located therein, or used in connection therewith, including without limitation any rental, gross receipts, capital levy or similar levies, charges, assessments or taxes based in whole or part, on the value, use or rents of the Real Estate, whether levied in substitution for, in lieu of, or in addition to, general real and/or personal property taxes. There shall be included in Taxes the amount of fees, costs and expenses (including attorneys fees) paid by Landlord during the Lease Year in seeking or obtaining a reduction of Taxes. If the County Assessor reduces the assessed valuation of the Real Estate on the basis of partial vacancy or exemption for a Lease Year, then Landlord may equitably increase Taxes to an amount that would have been payable had the Real Estate been fully occupied or fully non-exempt for such Lease Year. Taxes shall not include any federal, state or local income, corporate, franchise, capital stock, inheritance, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. For purposes hereof, Taxes shall mean real estate taxes paid or payable with respect to a given Lease Year or the Base Year, as the case may be, rather than the year such taxes are assessed or become a lien. Taxes that payable during the first and last Lease Year in the term shall be prorated between Landlord and Tenant.

5.2 Payment of Common Area Expenses and Taxes in Monthly Installments. On the first day of each month during the Term, Tenant shall pay to Landlord in monthly installments such sum as Landlord may reasonably estimate from time to time as being one-twelfth (1/12th) of the estimated annual amount of Tenant’s Allocable Share of Common Area Expenses and Taxes in excess of Base Year Expenses and Base Year Taxes, respectively. Landlord shall provide Tenant with a statement of the actual amount of Common Area Expenses and Taxes incurred with respect to each Lease Year after the end of each Lease Year, provided, no delay of Landlord in delivering such statements shall relieve Tenant of its obligation to pay any amounts due with respect thereto. If the estimated payments made by Tenant on account of a Lease Year exceed the amount of Common Area Expenses or Taxes for said Lease Year, Landlord shall credit the difference to Tenant’s future Rent obligations. If the actual amount of Common Area Expenses or Taxes for a Lease Year exceed the estimated payments made by Tenant on account thereof, Tenant shall pay the underpayment to Landlord within fifteen (15) days after delivery of a statement.

5.3 Delay; Inspection of Records. No delay of Landlord in computing or notifying Tenant of the amount of Taxes or Common Area Expenses due shall be deemed a waiver of Landlord’s right to collect amounts due. For a period of ninety (90) days following Tenant’s receipt of Landlord’s statement of Taxes or Common Expenses for a Lease Year, Tenant shall have the right, upon five (5) days prior notice, to inspect the Landlord’s records of Taxes or Common Area Expenses at Landlord’s offices during regular business hours. Unless Tenant gives Landlord detailed written objection to an item of Taxes or Common Area Expenses within ninety (90) days after receipt of the statement from Landlord, Tenant shall be deemed to have accepted the amount of Taxes and Common Area Expenses for the Lease Year in question.

5.4 Lease Year. For purposes of this Lease, the term “Lease Year” shall mean each calendar year (or portion thereof, if the Lease shall commence after January 1 or terminate prior to December 31) within the Lease Term.

5.5 Tenant’s Allocable Share. Tenant’s Allocable Share of Common Area Expenses shall initially mean twelve and 3/10th percent (12.3%), provided, that if the Area of Premises increases pursuant to Section 1.3, then Tenant’s Allocable Share of Common Area Expenses shall thereafter be the percentage obtained by dividing the increased Area of Premises by the Area of the

Building. Tenant’s Allocable Share of Taxes shall equal the percentage determined by dividing all

Rent payable by Tenant for a given Lease Year by the total Rent received by Landlord from all tenants of the Building for such Lease Year, provided in no event shall Tenant’s Allocable Share of Taxes be less than Tenant’s Allocable Share of Common Area Expenses (as the same may increase as provided above).

ARTICLE VI. INSURANCE

6.0 Kinds and Amounts. Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Lease Term:

(a) Commercial general liability insurance covering claims arising from occurrences on, about or with respect to the Premises, with an initial minimum of One Million Dollars ($1,000,000.00) combined single limit coverage, on an occurrence basis. Such limits shall be increased to $10,000,000 combined single coverage when Tenant first commences operations in the Premises.

(b) Whenever and so long as any construction work or alteration work by Tenant or its contractors is in progress at or on the Premises, Tenant shall procure builder’s risk insurance on a completed value form and all-risk basis with a replacement cost provision. During all periods of such construction, Tenant shall also maintain in effect Worker’s Compensation Insurance in amounts required by State law.

(c) Such other insurance, and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are, in Landlord’s judgment, commonly or prudently insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Premises.

6.1 Named Insureds; Co-Insurance. All liability policies required to be maintained by Tenant shall name Landlord, its principals, mortgagee and such others as may from time to time be named by Landlord, as additional insureds. All property policies insuring the Building or improvements therein shall be payable solely to Landlord and Tenant shall have no interest therein. If Landlord so requests, the holder of any mortgages or ground leases on the Premises shall be named on such property policies pursuant to a standard mortgagee clause. Tenant shall comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises. Tenant shall not take out separate property insurance concurrent in form or contributing in the event of loss with that required hereunder, unless Landlord is included therein as a named insured with loss payable as provided above. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate originals thereof or original certificates evidencing the same with true copies of such insurance policies attached. Tenant shall increase the limits of the policies required hereunder as Landlord may request from time to time. All policies carried by Tenant shall contain a waiver of subrogation endorsement.

6.2 Evidence of Insurance. Each policy shall have attached thereto (i) an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord and any named mortgagee, and (ii) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of any person. All policies of insurance shall be written by companies with “Best Guide” ratings of at least A/XII, and licensed in the state in which the Premises are located, and shall be written in such form as shall be satisfactory to Landlord. Certificates of insurance acceptable to Landlord (on Accord Form 28) and evidence of payment shall be delivered to Landlord prior to the Commencement Date and prior to expiration of any policy. Upon request by Landlord, Tenant shall deliver copies of all insurance policies to Landlord. Tenant may satisfy the liability insurance requirements under this Article under a blanket insurance policy or policies which may cover other properties occupied by Tenant provided, however, that any such policy of blanket insurance shall (i) specify the limits exclusively allocated to the Premises; and (ii) as respects the Premises, contain all the various provisions required of such an insurance policy by the foregoing provisions of this Article. The Premises shall be named on any umbrella liability policies of Tenant.

6.3 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required to be insured hereunder) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required hereunder) and waives any right of subrogation which might otherwise exist in, or accrue to, any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage

ARTICLE VII. COMPLIANCE WITH LAWS

7.0 Compliance. Tenant shall, throughout the Lease Term, at Tenant’s sole cost and expense, promptly comply with, and remove or cure violations of, any and all present and future laws, ordinances, orders, rules, regulations, guidelines and requirements of all Federal, State, Municipal and other governmental bodies having jurisdiction over Tenant, the Premises and the operations or activities conducted therein, regardless of whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, and irrespective of the costs thereof.

7.1 Observance of Matters of Record. Tenant shall comply with the terms and requirements of all permits and approvals issued by governmental authorities in connection with Tenant’s use of or operations in the Premises. Tenant shall comply with any and all easements and covenants, conditions and restrictions of record now or hereafter affecting the Premises.

7.2 Fire Protection. Tenant shall comply with all applicable building and fire codes, laws and ordinances, including without limitation the all applicable rules and regulations of the Board of Fire Underwriters and the fire department wherein the Premises are situated, and the Building property insurance carrier. Without limitation, Tenant shall maintain in the Premises such fire extinguishers, emergency lighting, and exit signs as the fire department or insurance carrier may require.

ARTICLE VIII. REPAIRS AND MAINTENANCE

8.0 Tenant’s Repair Obligations. Except for items which are Landlord’s responsibility as set forth below, Tenant, at its sole cost and expense, shall maintain and repair the Premises in a good, healthy, lawful, safe, clean and operable condition. Tenant shall, without limitation, repair, maintain and replace as necessary all floors, walls, roofs, doors, windows, fencing, mechanical, electrical, plumbing, HVAC and other systems and components that are located within the Premises or within Tenant’s Fenced Area. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. If Tenant, its employees, agents, contractors or invitees damage any part of the Building, common areas, or premises or property of other tenants, Tenant shall either repair such damage, or pay Landlord the cost of such repairs on demand, as Landlord may require. Tenant shall keep all portions of the Premises and the common areas appurtenant thereto free from litter caused by Tenant operations. Tenant shall further repair, maintain, clean, snowplow and de-ice, as and when necessary, all pavement and landscaping located within Tenant’s Fenced Area. Tenant shall deposit snow removed from Tenant’s Fenced Area either in the ditch to the north of the Premises or outside the Real Estate.

8.1 Landlord Repair Responsibilities. Landlord shall at all times keep and maintain the common areas and components of the Building (except those located inside the Premises or Tenant’s Fenced Area) in good repair and condition. Landlord shall perform snow removal as necessary from that portion of the parking lot located south of Tenant’s Fenced Area, provided, in no event shall Landlord be responsible for any damage to Tenant’s fence caused by snowplowing operations, and provided further, that Tenant shall be responsible for clearing any snow wherever located in order to open its gates. Landlord shall not be deemed in default of this Section unless Tenant has first given Landlord written notice of any repairs required of Landlord and Landlord has not effected such repairs within thirty (30) days after receipt of such notice or such longer period as may be reasonably required to effect such repairs.

8.2 Covenant Against Waste. Tenant shall not commit or suffer any waste or damage, disfigurement or injury to the Premises or permit or suffer any overloading of the floors, electrical or other systems or otherwise use the Building in a manner that would place an undue stress on the same beyond safe or design limits.

ARTICLE IX. ALTERATIONS

9.0 Alterations and Tenant Work. Any alterations, demolition, improvements or other work to the Premises or Tenant’s Fenced Area required or desired by Tenant (“Alterations”) shall be performed by Tenant at its sole cost. Tenant shall not commence any Alterations unless and until (i) Tenant has procured all funds necessary to build and operate its marijuana cultivation facility, (ii) Tenant’s marijuana cultivation license for the Premises from the State of Illinois is in good standing, (iii) Landlord has approved the budgets, plans and specification for such work, which shall not be unreasonably withheld, and (iv) Tenant has obtain any and all building permits required for its work. If the budget for any proposed Alterations exceeds $50,000, then prior to commencement of such work, Tenant shall either (a) establish a joint construction escrow and deposit therein an amount equal to 110% of those portions of Tenant’s Alterations that could give rise to mechanic’s lien rights under Illinois law if not paid, or (b) provide personal guarantees to discharge any mechanics liens that might arise from Tenant’s work in form satisfactory to Landlord from individuals whose credit is satisfactory to Landlord, or (c) deliver to Landlord bonds or insurance satisfactory to Landlord to discharge any mechanic’s liens arising that might arise from Tenant’s work. If Tenant elects to establish a construction escrow, Chicago Title Insurance Company shall serve as the escrow agent, pursuant to construction escrow instructions satisfactory to Landlord. Such escrowed funds would be released as work progresses upon presentation of such lien waivers, affidavits and evidence of payment of all contractors, subcontractors and suppliers as escrow agent may require. If the cost to complete the lienable portion of Alterations shall at anytime exceed the balance of funds in the escrow, Tenant shall immediately deposit in escrow an amount necessary to cover 110% of the cost of the remaining lienable work. Upon completion of such work, and receipt of final unconditional lien waivers and other documentation required by escrow agent, the remaining balance of the funds, if any, shall be released to Tenant. All costs and fees of the escrow shall be borne by Tenant. All costs of the Alterations shall be borne by Tenant. All Alterations shall be performed in accordance with all applicable laws, codes, regulations, ordinances and rules. All Alterations shall be performed in a good and workmanlike manner by tradesmen skilled in their respective trades, using only new materials. Any required certificate of occupancy or other permits thereof shall be obtained by Tenant at its cost. All Alterations (other than Tenant’s trade fixtures and other easily removable equipment) shall, upon installation, become part of the Premises and shall, unless Landlord requires removal, remain in the Premises at the expiration or termination of this Lease or termination of Tenant’s right to possession of the Premises, without compensation or credit to Tenant. If Tenant breaches this or any other paragraph of this Lease, then in addition to and without limiting its other remedies, and without requirement of notice to Tenant, Landlord shall be authorized to bar Tenant’s contractors from entering the Real Estate, and Landlord may notify all such contractors, by posting of notices or otherwise, that Tenant has breached this Lease and is not authorized to contract for any work or improvements for the Premises.

9.1 Liens and Claims. To the extent permitted by law, all of Tenant’s contracts and subcontracts for such Alterations shall provide that no lien shall attach to or be claimed against the Premises or any interest therein other than Tenant’s leasehold interest in the Premises, and that all subcontracts let thereunder shall contain the same provision. Any liens or claims that are filed shall be subject to the provisions of Section 11.1 below.

9.2 Insurance. Prior to commencement of any Alterations, Tenant shall have delivered to Landlord insurance certificates for each contractor that will be working on the Premises, evidencing general liability insurance with combined single limits of no less than $1,000,000, workman’s compensation insurance with minimum statutory limits; The liability policies shall name Landlord as additional insured, and shall otherwise comply with the requirements of Section 6 above.

9.3 Completion of Alterations. Tenant shall pay the cost of all Alterations. Upon completion of each Alteration, Tenant shall furnish Landlord with customary contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith, and “as built” plans thereof or a certificate from Tenant’s architect that the Alterations were performed in accordance with the plans and specifications approved by Landlord, as well as any required certificates of occupancy.

ARTICLE X. ASSIGNMENT AND SUBLETTING

10.0 Landlord’s Consent Required. Tenant shall not sell, assign, mortgage, hypothecate, pledge or in any other manner transfer or encumber any of its interest in this Lease or sublet or permit others to use or occupy any portion of the Premises, or grant any license, concession, franchise or other rights or interest in this Lease or the Premises, or transfer a majority or controlling interest in shares, membership or other ownership interests in Tenant, voluntarily, by operation of law or otherwise (all of the foregoing are sometimes referred to collectively as a “Transfer”) without in each case obtaining Landlord’s prior written consent, which Landlord shall not unreasonably withhold. If Tenant proposes to assign this Lease or sublease substantially all the Premises to a user who will not be engaged in substantially the same business as Tenant, then Landlord may, at its option, terminate this Lease by written notice effective ninety (90) days after receipt of such notice or on such other date as the parties may agree.

10.1 Other Requirements for Transfer. (a) As of the effective date of the Transfer, and at the time when Tenant requests Landlord’s written consent thereto, this Lease must be in full force and effect, without default on the part of Tenant. Any assignment of this Lease shall transfer to the assignee all of Tenant’s right, title and interest in this Lease and all of Tenant’s estate or interest in the Premises. Any Transfer shall be subject to all the provisions, terms, covenants and conditions of this Lease.

(b) No Transfer, whether or not Landlord’s consent is given, shall relieve Tenant of its liability and obligations under this Lease, whether arising before or after the Transfer, and such liability of Tenant shall not be affected by any subsequent amendment, modification, waiver or concession of or under the Lease.

(c) Any attempt by Tenant to Transfer an interest in this Lease or the Premises, by document or other agreement or by operation of law in violation of the terms of this Lease, shall be void and confer no rights on any third party and shall, at Landlord’s option, constitute a default under this Lease. The consent by Landlord to any Transfer shall neither constitute a waiver of the necessity of such consent to any subsequent Transfer. If the Premises or any part thereof or any interest in the Lease are transferred, whether or not in violation of this Article, Landlord may collect rent from the Transferee. In such event, Landlord shall apply the net amount collected to the Rent due under this Lease, but no such collection or application shall be deemed a waiver of any term, covenant or condition of this Lease or the consent to such Transfer or acceptance by Landlord of such Transferee.

(c) All requests for Landlord’s consent shall be by written notice. Should Tenant desire to assign this Lease, Tenant shall give Landlord written notice of its intention to do so to Landlord at least thirty (30) days or more before the effective date of such proposed assignment. Landlord may, at any time within thirty (30) days after the receipt of such notice from Tenant, terminate this Lease by written notice to Tenant, in which event such termination shall become effective upon such date specified by Landlord, but not less than thirty (30) days nor more than one hundred and twenty (120) days after Landlord’s receipt of notice from Tenant. Thereafter, Landlord may enter into a direct lease with the proposed assignee or with any other persons as Landlord may desire without obligation or liability to Tenant, its agents or leasing brokers.

(f) Each Transfer shall be accomplished by an instrument in writing wherein the Transferee shall agree in writing for the benefit of Landlord to assume and be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. Said instrument shall otherwise be in form and substance acceptable to Landlord. Guarantor, if any, shall, upon request by Landlord, consent in writing to said Transfer but failure to request or obtain such consent shall not affect the liability of Tenant or Guarantor.

(g) Tenant shall on demand reimburse Landlord for all expenses, including reasonable attorneys’ fees and disbursements, incurred by Landlord in conjunction with a requested Transfer by Tenant, regardless of whether consent is granted or not.

10.2 Special Provisions Relating to Subleases. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a breach shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a breach exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the breach has been cured, against Landlord, for any such rents and other charges so paid by said sublessee to Landlord.

(b) In the event of a breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any other prior defaults or breaches of such sublandlord under such sublease.

(c) Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein. No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

ARTICLE XI. LIENS AND ENCUMBRANCES

11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber Landlord’s interest in and to the Premises, nor shall the interest or estate of Landlord in the Premises in any way become subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Premises arising from any act or omission of Tenant other than a claim by Landlord, shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant shall have no authority to contract for or on behalf of Landlord for any improvements or work.

11.1 Liens and Right to Contest. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises or Tenant’s interest in the Premises, with respect to work or services performed or claimed to have been performed for or materials furnished or claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or claim thereof being asserted, Tenant covenants and agrees no later than thirty (30) days from the filing thereof or such claim being asserted (i) to cause it to be released and removed of record and deliver a waiver of all liens, rights and claims against the Real Estate from the claimant, or (ii) to provide Landlord with endorsements (satisfactory to Landlord and Landlord’s mortgagee) to Landlord and Landlord’s mortgagee’s title insurance policies insuring against the existence of or attempted enforcement of such lien or (iii) to provide Landlord with a bond from a company satisfactory to Landlord in form, substance and amount satisfactory to Landlord, insuring against loss arising from the existence or attempted enforcement of such lien. In the event that such lien is not released, removed, insured or bonded over within said thirty (30) day period, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice, either before or after such release and removal, pay or reimburse Landlord for all sums, costs and expenses (including reasonable attorneys’ fees) incurred by landlord in connection with such lien, together with interest thereon at the Interest Rate. Without limitation of its obligations above, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, actions, damages, costs, expenses (including attorneys’ fees) arising from the existence or attempted enforcement of or collection on any such lien, and Tenant’s failure to timely discharge or insure over a lien. Tenant shall defend any such action, at its expense, using counsel reasonably satisfactory to Landlord, which attorney shall represent Landlord’s interests. If such attorney refuses to represent Landlord’s interest, Landlord may retain its own counsel, and Tenant shall pay or reimburse Landlord for all attorneys’ fees and costs incurred in connection therewith. Tenant’s obligations under this Article XXI shall survive any termination of this Lease.

11.2 Carlson Lien. Prior to execution of this Lease, Tenant contracted with Carlson Brothers, Inc. (“Carlson”) to perform certain work at the Premises. On or about February 16, 2016, Carlson filed that certain General Contractors Claim for Mechanic’s Lien filed against the Real Estate and subsequently filed suit against Landlord and Tenant to enforce and collect on such lien (collectively the “Carlson Action”). Tenant shall pay to Landlord by wire transfer of immediately available funds: (1) $100,000.00 on or before execution of this Lease, and (2) $300,000.00 no later than 15 days after execution of this Lease by Landlord, such funds to be held by Landlord as security Tenant’s for the performance of Tenant’s obligations under this Article XXI (collectively “Carlson Lien Deposit”). Tenant’s obligations under this Article XXI are not limited to the amount of the Carlson Lien Deposit, and Tenant shall in all events diligently defend the Carlson Action and procure from Carlson and deliver to Landlord a full, final and unconditional lien waiver, release, discharge and dismissal with prejudice of the Carlson Action and any and all other liens, claims, suits and actions by Carlson and its subcontractors with respect to Landlord or the Real Estate, each in form reasonably satisfactory to Landlord (“Carlson Release”). Upon Landlord’s receipt of the Carlson Release, whether pursuant to a settlement, adjudication of the action or otherwise, and provided Tenant is not in default under this Lease, Landlord agrees to release to Carlson all or part of the Carlson Lien Deposit, as Tenant may direct, and release any balance of the Carlson Lien Deposit to Tenant. If the Carlson Lien Deposit is not sufficient to obtain the Carlson Release, Tenant shall pay to Carlson the amount of such shortfall before Landlord is required to release any funds to Carlson. If an escrow is established for the exchange of funds and the Carlson Release, then Landlord shall deposit the Carlson Lien Deposit into escrow when an escrow satisfactory to Landlord has been established and the escrow agent is prepared to deliver the Carlson Release to Landlord. If Tenant fails to diligently defend the Carlson Action, which failure continues for ten (10) days after written notice to Tenant, or if Tenant otherwise defaults under this Lease, after expiration of any applicable notice and cure periods, then Landlord may, without limiting its other remedies and without requirement of further notice to Tenant, defend or settle the Carlson Action as Landlord in its sole discretion may determine (without requirement to investigate or challenge the claims) and disburse or otherwise use some or all of the Carlson Lien Deposit for such purpose and to cure any default by Tenant.

ARTICLE XII. UTILITIES

12.0 Use and Purchase of Utilities. During the Lease Term, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Tenant shall at its expense install such meters as are necessary to separately meter the Premises for gas, water, electric and other utilities no later than 90 days after occupancy of the Premises (or any expansion thereof as applicable). Until such of installation of separate metering, Tenant shall pay its share of the cost of such services to Landlord upon such equitable basis as Landlord may reasonably determine. Tenant shall provide evidence of payment of all utilities to Landlord upon request from time to time. In view of Tenant’s anticipated water usage, Tenant agrees to pay 100% of the water bill relating to the Premises and the 2400 Space until such time as Tenant installs separate water meters.

ARTICLE XIII. INDEMNITY AND WAIVER

13.0 Tenant’s Indemnity. Tenant shall protect, indemnify and save harmless Landlord, Landlord’s beneficiaries, mortgagees, and their agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including, without limitation, attorneys’ fees and expenses, incurred or asserted by reason of (a) any accident, injury to, or death of, persons or loss of, or damage to, property occurring on or about the Premises or any part thereof, (b) any negligent or wrongful act or omission of Tenant, its successors, assigns or subtenants, or their respective agents or employees; (c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; and (d) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof performed by or on behalf of Tenant during the Lease Term. Tenant’s indemnification obligations set forth in this Lease shall survive the expiration or termination of this Lease.

13.1 Hazardous Materials. For purposes of this Lease, the term “Hazardous Materials” shall mean and include any and all hazardous, special, medical, toxic or dangerous waste substance or material defined in, or regulated by, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section 9601, et. seq.), the Hazardous Materials Transportation Act (49 USC Section 1802, et. seq.) and the Resource Conservation and Recovery Act (42 USC Section 6901, et. seq.) or any other federal, state or local statute, law, ordinance, code, rule, regulation, guideline, order or decree regulating, relating to or imposing liability or standards of conduct concerning the environment or any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, and shall also include mold in concentrations that would pose a threat to human health (collectively, “Environmental Laws”). Tenant shall protect, indemnify and save harmless Landlord, Landlord’s beneficiaries, mortgagees, and their agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including, without limitation, attorneys’ fees and expenses, incurred, arising or asserted by reason of Hazardous Materials released, deposited, discharged, stored, moved onto, created upon, or removed from the Premises by Tenant, its successors and assigns or their respective agents, employees, licensees and invitees, including, without limitation, (i) claims of third parties, including governmental entities, for damages, penalties, remediation and response costs, clean-up costs, injunctive or other relief; and (ii) costs and expenses relating to remediation, restoration, removal and disposal of Hazardous Materials, including fees and costs of environmental engineers, attorneys and experts, audit costs and costs of reporting the existence of Hazardous Materials to any governmental agency. Tenant’s indemnification obligations set forth in this Lease shall survive the expiration or termination of this Lease .

13.2 Compliance with Environmental Laws. Tenant agrees, at its sole expense, to comply with all Environmental Laws affecting the Premises, and Tenant shall provide Landlord with any notices received by any governmental authority with respect to the same. Tenant shall not install any underground or surface storage tanks on the Premises. Tenant shall not discharge, release, store, create, use, move onto or remove from the Premises any Hazardous Materials, without Landlord’s prior written approval, which Landlord may in its sole discretion withhold.

13.3 Waiver of Claims. Except with respect to damage or injury caused by Landlord’s willful acts or gross negligence, Tenant waives all claims it may have against Landlord for damage or injury to property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Premises or any of its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Premises or any other cause or resulting directly or indirectly from any act of neglect of any person, including Landlord, to the extent permitted by law. Such waiver shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, interruptions in utilities, sewage, gas, odors or noise, theft, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or any other person, including Landlord, to the extent permitted by law, and whether such damage be caused by, or result from, any thing or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of wholly different nature. In no event shall Rent abate as the result of any such occurrence. All personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Premises shall be at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or theft or misappropriation thereof.

ARTICLE XIV. DESTRUCTION AND RESTORATION

14.0 Substantial Destruction. If fifty percent (50%) or more of the Rentable Area of the Premises or the Building are made untenantable by fire or other casualty, Landlord may, at its option, elect:

A. To terminate this Lease as of the date of the fire or casualty by notice to Tenant within ninety (90) days after that date; or

B. To proceed with reasonable diligence to repair, restore or rehabilitate the Building or the Premises (excluding leasehold improvements paid for by Tenant), in which event this Lease shall not terminate.

Landlord shall, as soon as reasonably possible but no later than 90 days after said casualty, notify Tenant of its estimate of the time necessary to repair, restore or rehabilitate the Building or the Premises, as the case may be. If the repair of the Premises or the Building is estimated by Landlord to take more than two hundred seventy (270) days to repair from the date of Landlord’s receipt of insurance proceeds, then Tenant may, at its option, by written notice to Landlord delivered no later than thirty (30) days after receipt of said notice, terminate this Lease. If Tenant timely serves such notice on Landlord, Tenant shall surrender the Premises (if not previously surrendered) within said thirty (30) days.

14.1 Less Than Substantial Destruction. If less than fifty percent (50%) of the Rentable Area of the Building or the Premises are made untenantable by fire or other casualty, then Landlord shall promptly repair, restore or rehabilitate the Building or the Premises (excluding Alternations made by Tenant), as the case may require, at Landlord’s expense.

14.2 Abatement. If a fire or other casualty renders the Premises untenantable and Tenant ceases operations as a result, then Rent shall abate from the date Tenant ceased operations until Landlord has substantially completed repairs to the Premises, but such abatement shall not exceed the amount of rent loss insurance proceeds received by Landlord.

14.3 Limitation on Repair Obligations. Landlord’s obligation to repair, restore and rehabilitate the Building shall be limited to the amount of available insurance proceeds and subject to the terms of any first mortgage on the Premises. In no event shall Landlord be obligated to repair, replace or rebuild any improvements, alterations, trade fixtures or personal property installed or owned by Tenant.

ARTICLE XV. CONDEMNATION

15.0 Complete Taking. In the event substantially all of the Building or any substantial portion of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the date title vests in such authority, and Rent shall be apportioned as of said date. For the purposes hereof, “substantial” shall mean a taking such that the Building or Premises, in Landlord’s judgment, cannot physically or economically be restored to a complete architectural unit.

15.1 Taking of Part. If less than a substantial portion of the Building or Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), this Lease shall not terminate and Rent shall not be reduced.

15.2 Compensation. Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation, whether applicable to land, building, leasehold, or other real estate interests. Tenant hereby assigns all its interest in such award to Landlord and Tenant waives any right Tenant has now or may have under present or future law to receive any award of damages for its interest in the Premises or this Lease, provided, Tenant shall have the right to separately claim and receive any award which may be allowed to Tenant for Tenant’s trade fixtures and moving expenses, provided the same does not reduce Landlord’s award.

ARTICLE XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination. This Lease and Tenant’s rights are and shall be subject and subordinate to any and all mortgages, trust deeds and ground leases now of record or hereafter executed by Landlord against the Premises and to all amendments, modifications, replacements or renewals thereof, provided, that on written request of Tenant, the holder of such mortgage, trust deed or ground lease shall provide Tenant with a non-disturbance agreement in such form as such holder may require. Tenant shall execute and deliver within five (5) days after request of Landlord such acknowledgments or documents as may be requested from time to time in connection with the sale, financing, refinancing or ground leasing of the Premises, Land or Building including, without limitation, subordination and attornment instruments. If, in connection with the financing of the Premises, Land or Building, any mortgagee (or ground lessor) shall request reasonable modifications of this Lease that do not materially increase the obligations or materially and adversely affect the rights of Tenant under this Lease, Tenant shall make such modifications. In particular, but without limitation, Tenant shall, upon request, provide all mortgagees with written notice of any Landlord default hereunder and the right and opportunity to cure for no less than thirty (30) days after written notice from Tenant or such longer period as is reasonably required to cure.

ARTICLE XVII. SURRENDER

17.0 Surrender. Upon termination of this Lease or Tenant’s right to possession, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord, in good condition and repair, normal wear and tear excluded. Tenant shall remove from the Premises all of Tenant’s personal property, equipment and trade fixtures (collectively “Tenant’s -Property”) and Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant’s Property from the Premises, as aforesaid, Landlord may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat Tenant’s Property as having been conveyed to Landlord with this Lease acting as a bill of sale, without further payment or credit by Landlord to Tenant. If Landlord requests the removal of any Alterations (including without limitation Tenant’s fence), Tenant shall remove all such items and restore the Premises to their original condition, ordinary wear and tear excepted upon expiration or termination of this Lease. If, after Landlord’s request, Tenant does not remove said Alterations, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand.

17.1 Holding Over. Tenant shall have no right to occupy the Premises or any portion thereof after the expiration or termination of this Lease or of Tenant’s right to possession. For each month or portion thereof Tenant retains possession of the Premises, or any portion thereof, after the expiration or termination of this Lease or Tenant’s right to possession, Tenant shall pay Landlord an amount equal to one hundred fifty percent (150%) of the last applicable monthly Rent, which shall not be prorated for any partial month. Acceptance of said Rent shall not constitute a waiver by Landlord of any re-entry or other rights of Landlord provided for under this Lease or by law nor shall it be deemed an extension or renewal of the Lease Term without a written election thereof by Landlord. In addition, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover.

ARTICLE XVIII. DEFAULT AND REMEDIES

18.0 Defaults. The occurrence of any one or more of the following events shall be considered events of default by Tenant under this Lease:

(a) Tenant shall fail to make any payment of Rent or any other payment required to be made by Tenant hereunder when due, and such failure continues for five (5) days after written notice thereof; or

(b) Tenant shall fail in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant; or

(c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for itself or any of its property, or shall admit in writing its inability to pay its debts as they come due, or shall file for bankruptcy or institute any other proceedings for relief under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extensions, or

(d) Any third party shall institute bankruptcy or insolvency proceedings against Tenant, and such proceedings shall not have been dismissed within thirty (30) days from the date of entry or granting thereof; or Tenant shall be adjudged an involuntary bankrupt, or a decree or order for reorganization under the Federal bankruptcy laws or under the laws of any state, shall be entered against Tenant and any such decree or judgment or order shall not have been vacated or set aside within thirty (30) days from the date of the entry or granting thereof, or Tenant shall admit the material allegations contained in any petition in bankruptcy or any petition pursuant to, or purporting to be pursuant to, the Federal bankruptcy laws;

(e) In the event Tenant fails to timely submit to Landlord any statement of Gross Sales in accordance with the terms and conditions contained herein or fails to pay Percentage Rent and either such failure continues for fifteen (15) days after written notice, or if Tenant falsifies, hides or otherwise fails to report Gross Sales, or adopts or changes business operations for the primary purpose of avoiding the payment of Percentage Rent, or if any Governmental Action is brought against Landlord or its principals as a result of the payment or receipt of Percentage Rent, and is not dismissed without prejudice within 30 days after demand by Landlord, then Tenant shall be in default.

Upon the occurrence of any one or more of such events, Tenant shall be in default hereunder. Upon a default by Tenant, Landlord may apply and retain all sums deposited with Landlord hereunder, and Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord, and Tenant hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant, to enter into and upon the Premises, with or without process of law, and to repossess the Premises as the Landlord’s former estate and to expel or remove the Tenant and any others who may be occupying the Premises, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord’s rights to Rent or any other right given the Landlord hereunder or by operation of law. Tenant shall pay on demand all costs and expenses, including attorneys’ fees and costs, incurred by Landlord in recovering sums due hereunder, recovering possession of the Premises, or otherwise enforcing this Lease or pursuing Landlord’s rights and remedies against Tenant or any assignee, sublessee or other transferee.

18.1 Termination of Lease. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover as damages all Rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the Rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Premises, preparation for reletting and for reletting itself), discounted to a present value using a discount factor of two percent (2%), (2) the cost of performing any other covenants to be performed by the Tenant, and (3) all other costs and expenses of Landlord resulting from such default, including attorneys fees, allowable under this Lease or at law.

18.2 Termination of Right of Possession. If the Landlord elects to terminate the Tenant’s right to possession only without terminating the Lease, the Landlord may, at the Landlord’s option, enter into the Premises, remove the Tenant’s property, signs, and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the Rent hereunder for the full term or from any of its other obligations under this Lease. Landlord shall have the right to relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord in its sole discretion (including the right to relet the Premises as part of a larger area and the right to change the character or use made of the Premises). Landlord shall use reasonable efforts to relet the Premises, but in no event shall Landlord have an obligation to expend or advance any funds for marketing, commissions, tenant improvements, cleaning, remodeling or other purposes related to reletting unless Tenant first deposits with Landlord the total amount of such anticipated costs, as Landlord shall estimate. Landlord shall have no obligation to accept any replacement tenant who in Landlord’s sole discretion is not creditworthy or whose or reputation intended use would be detrimental to the Premises or the property of which the Premises is a part. Landlord shall not be deemed to have failed to use such reasonable efforts to mitigate its damages by reasons of the fact that Landlord has leased or sought to lease other vacant premises owned or controlled by Landlord or its affiliates in preference to reletting the Premises, or by reason of the fact that Landlord has sought to relet the Premises at a rental rate higher than that payable by Tenant under the Lease (but not in excess of the then current market rental rate). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, the cost of which shall be borne solely by Tenant. If Landlord does not relet the Premises, Tenant shall pay to Landlord on demand all costs of attempting to relet the Premises, and Rent and other sums provided herein to be paid by Tenant for the remainder of the Lease Term as the same shall become due and payable. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys’ fees and brokers’ commissions), to satisfy the Rent and other charges herein provided to be paid for the remainder of the Lease Term, Tenant shall pay to Landlord on demand any deficiency as the same shall become due and payable. Tenant shall not be entitled to any surplus if the Premises are leased for an amount greater than the Rent reserved hereunder. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. Notwithstanding an election by Landlord to terminate Tenant’s right to possession, Landlord may at any time thereafter elect to terminate this Lease.

18.3 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

18.4 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver by Landlord of any default of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other default, or as a waiver, acquiescence in or consent to any further or succeeding default of the same covenant. The acceptance by Landlord of any payment of Rent or other sums due hereunder after the termination by Landlord of this Lease, or of Tenant’s right to possession hereunder, shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant’s rights hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

18.5 Interest. Each payment of Rent and other amounts owed by Tenant hereunder, which shall not be paid when due, shall bear interest at the rate of five percent (5%) over the prime, corporate or base rate of interest announced by Bank of America (or in the absence thereof, such other U.S. bank designated by Landlord) from time to time, but, in either case, not to exceed any maximum rate of interest permitted by law, (“Interest Rate”), from the date when the same is due under the terms of this Lease until the same shall be paid.

18.6 Landlord’s Right to Perform Tenant Obligations. If Tenant shall at any time fail to pay any charge as required under this Lease, fail to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance required in Article VI, or fail to make any other payment or perform any other act or obligation on its part to be made or performed under this Lease, then after twenty (20) days prior written notice to Tenant (or immediately and without notice in case of emergency), Landlord may, but shall not be obligated to make any such payment or perform any such act or obligation on Tenant’s part to be paid or performed under this Lease. Landlord may enter upon the Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained and no such action by Landlord shall be deemed as a waiver or release of Tenant from any obligation of Tenant under this Lease. All sums so paid by Landlord and all costs and expenses, including attorney’s fees incurred by Landlord in connection with the performance of any such act, plus an administrative fee of ten percent of the amount thereof, together with interest thereon at the Interest Rate from the respective dates of Landlord’s making of each payment, shall be paid by Tenant to Landlord on demand.

ARTICLE XIX. MISCELLANEOUS

19.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity but subject to the provisions of Illinois law relating to cannabis, and to Tenant’s reasonable security procedures, Landlord reserves the following rights to be exercised at Landlord’s election upon reasonable prior notice to Tenant: (i) to enter and/or inspect the Premises and to make repairs, replacements, additions or alterations to the Building, and (ii) to show the Premises to persons having a legitimate interest in viewing the same. Landlord may retain pass keys and enter upon the Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of any eviction or disturbance of Tenant’s use or possession of the Premises and without being liable in any manner to Tenant. Landlord reserves the right to grant easements, licenses and other rights and interests in, to or over any part of the Land, except that no such grant shall materially interfere with Tenant’s use and enjoyment of the Premises.

19.1 Quiet Enjoyment. So long as Tenant is not in default under this Lease, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord.

19.2 Notices. All notices to, or demands upon, Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if delivered personally or if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant at Tenant’s Address or at such other address as Tenant may heretofore have designated by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if delivered personally or mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord at Landlord’s address or at such other address or to such other agent as Landlord may heretofore have designated by written notice to Tenant, with a copy to any first mortgagee of the Premises, the identity and address of which Tenant shall have received written notice. The effective date of any notice shall be the date of receipt of personal delivery or, in the case of mailing, three (3) business days after delivery of the same to the United States Postal Service. Notices may also be given by Federal Express, UPS or other recognized carrier and in such event shall be deemed received upon delivery or attempted delivery thereof by such carrier.

19.3 Time of Essence. Time is of the essence of this Lease and all provisions herein relating to time of performance shall be strictly construed.

19.4 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law so long as the parties receive the essence of their bargain.

19.5 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

19.6 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the parties hereto and their permitted successors and assigns.

19.7 Brokerage. Tenant represents and warrants to the Landlord that it has not had any dealings with any broker or agent in connection with this Lease. Tenant shall pay any and all commissions due to any broker or agent when the same come due, or shall reimburse Landlord for such commissions paid, as Landlord may direct. Tenant shall pay, protect, hold harmless and indemnify Landlord from and against any and all liens, costs, claims, actions, expenses or liabilities (including attorneys’ fees) arising or resulting from any claims or lien for commissions or other compensation made by any party purporting to have represented or dealt with Tenant in connection with this Lease, which obligation shall survive any termination of this Lease. In the event any party files a commercial real estate broker’s lien against the Premises or any interest therein, Tenant shall within ten (10) days thereafter either pay and discharge such lien of record, or provide Landlord with a bond, title indemnity or other security acceptable to Landlord to assure full payment and discharge of such lien and to prevent any sale, foreclosure or other forfeiture by reason of non-payment of such lien, failing which Landlord may, without investigation as to the validity of the lien claim, pay and discharge such lien and Tenant shall pay the cost thereof, and related attorneys’ fees, to Landlord upon demand. Neither Tenant nor Landlord intend to create any rights hereunder in or to any third party not a signatory to this Lease.

19.8 Sale of Building. If owner of the Premises sells or transfers the Premises, then upon assignment of this Lease to the transferee, said owner shall be freed and relieved of all duties and liability under this Lease arising from and after the date of such sale or transfer, and Tenant shall look solely to the transferee for performance of Landlord’s obligations arising after such transfer.

19.9 Estoppel Certificate. Tenant shall from time to time, within five (5) days after written request by Landlord or any mortgagee holding a mortgage on the Premises, deliver to Landlord or such mortgagee a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect; (ii) the amount of Rent then payable hereunder and the date to which Rent has been paid; (iii) that Landlord is not in default under this Lease or, if in default, a detailed description of such default(s); (iv) that Tenant is or is not in possession of the Premises, as the case may be; (v) that Tenant has no claims, offsets or defenses against Landlord, and (vi) such other information as Landlord may reasonably request.

19.10 Limitation of Liability. All obligations and liabilities of Landlord hereunder shall be limited to Landlord’s interest in the Premises as the same may be improved, subject to all prior interests, and neither Landlord nor its beneficiaries, partners, shareholders, directors, employees or agents shall be individually or personally liable for any claim arising out of this Lease. Any manager retained by Landlord shall be acting only as an agent and in such capacity shall not in any event be held liable to Tenant for the fulfillment or non-fulfillment of any of the terms, covenants or conditions of this Lease or for any action or proceedings that may be taken by Landlord against Tenant, or by Tenant against Landlord.

19.11 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreement, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

19.12 Security Deposit. As security for the performance of its obligations under this Lease, Tenant, upon execution of this Lease, shall pay to Landlord an initial security deposit of $214,700, and shall deposit such Additional Security Deposit(s) as required under Section 1.3 above if Tenant desires to exercise its expansion options set forth in Section 1.3 (such initial amount and any Additional Security Deposit shall be referred to as “Security Deposit”). The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall fully replenish the Security Deposit by promptly paying to Landlord the amount so applied. Within thirty (30) days after the expiration the Lease, provided Tenant is not in default hereunder, Landlord shall return to Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant. Landlord shall not be required to segregate the Security Deposit from its general funds. Tenant shall not be entitled to any interest on the Security Deposit.

19.13 Venue. To the maximum extent permitted by law, the parties agree that all actions or proceedings arising in connection with this Lease shall be tried and determined only in the State and Federal courts located in the County of Cook, State of Illinois. To the maximum extent permitted by law, each party hereby expressly waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

19.14 Jury Waiver. To the maximum extent permitted by law, each of Tenant and Landlord hereby expressly waives any right to trial by jury of any action, cause of action, claim, demand, or proceeding arising under or with respect to this Lease, or in any way connected with, related to, or incidental to the dealings of Landlord and Tenant with respect to this Lease, in each case whether now existing or hereafter arising, and whether sounding in contract, tort, or otherwise. To the maximum extent permitted by law, each of Tenant and Landlord hereby agrees that any such action, cause of action, claim, demand or proceeding shall be decided by a court trial without a jury and that Tenant or Landlord may file a copy of this Lease with any court or other tribunal as written evidence of the consent of each of Tenant and Landlord to the waiver of its right to trial by jury.

19.15 Corporate Consent. Tenant shall deliver to Landlord such corporate or company consents, certificates and other instruments as Landlord shall require, to verify the Tenant’s authority to enter into this Lease. Tenant shall, upon request by Landlord from time to time deliver to Landlord true, correct and complete copies of all its organizational documents.

19.16 Execution. The execution of this Lease by Tenant and delivery of same to Landlord or its agents does not constitute a reservation of or option for leasing the Premises or an agreement to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers same to Tenant, and upon receipt from Tenant of all sums due upon execution of this Lease.

19.17 Amendments Must Be in Writing. None of the covenants, terms or conditions of this Lease to be kept and performed by either party shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed and delivered by both parties.

19.18 Financial Statements. Tenant shall deliver to Landlord from time to time, upon written request, current financial statements of Tenant, which shall be prepared in accordance with generally accepted accounting principles by a certified public accountant.

19.19 Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

19.20 Anti-Terrorism. Each party hereto represents and warrants to the other that such party is not, and is not acting, directly or indirectly, for or on behalf of any person or entity, named as a Specially Designated National and Blocked Person (as defined in Presidential Executive Order 13224), and that such party is not engaged in this transaction, directly or indirectly, on behalf of, and is not facilitating this transaction, directly or indirectly, on behalf of, any such person or entity. Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties.

19.21 Signage. Tenant shall not erect any signage unless first approved in writing by

Landlord, which approval Landlord may grant or withhold in Landlord’s sole discretion. Signage shall be erected and maintained at Tenant’s expense, and shall be in compliance with all applicable ordinances, rules, regulations and other governmental requirements.

19.23 Termination of Existing Lease. Landlord and Tenant are parties to a certain Single Tenant Lease dated March 27, 2015 (“Old Lease”). The Old Lease is hereby terminated effective as of August 31, 2015, and the $214,700 Security Deposit held by Landlord under the Old Lease shall be retained by Landlord and credited against the initial Security Deposit required under the Lease. All other payments made by Tenant to Landlord under the Old Lease shall be retained by Landlord without credit to Tenant. Tenant waives all rights, claims and actions against Landlord, whether arising in connection with the Old Lease or otherwise, known or unknown, arising prior to the date of execution of this Lease by the parties

19.24 Exhibits. The following Exhibits are attached hereto and made a part hereof:

Exhibit	“A”	Floor Plan of Premises, 2400 Space and 2420N Space

Exhibit	“B”	Legal Description of Real Estate

Exhibit	“C”	Schedule of Base Rent Per Foot

Exhibit	“D”	ROFR Contract Form

ARTICLE XX RIGHT OF FIRST REFUSAL

20.0 Right of First Refusal. Provided Tenant has previously taken occupancy of 2420N Space pursuant to Section 1.3 above, and further provided Tenant is not in default under this Lease, Tenant shall have the right of first refusal to purchase the Real Estate upon the terms set forth herein. If at any time during the Term, Landlord shall receive an Offer (as defined below) from a third person (which does not have the power of eminent domain) for the purchase of the Real Estate that Landlord desires to accept, Landlord shall promptly deliver to Tenant a copy of such Offer. Tenant shall have the right, by written notice to Landlord given no later than five (5) days after receipt or attempted delivery of the Offer, to purchase the Real Estate at the same purchase price as set forth in such Offer, which notice shall include a contract executed by Tenant in form contained in Exhibit “D” reflecting such purchase price (“Contract”) and a cashier’s or certified check for earnest money equal to five percent (5%) of the purchase price payable to Chicago Title Insurance Company or such other title company as Landlord may designate. If Tenant does not give written notice within said time or if such written notice does not include the executed Contract and earnest money check as required above, then this Article XX shall thereafter be null and void, but this Lease shall in all other respects remain in full force and effect.

20.1 Contract. If Tenant timely and properly accepts the Offer, then Landlord shall deliver a countersigned copy of the Contract to Tenant. This Lease shall continue in effect (and Tenant shall, without limitation, continue to make all Rent payments until closing under the Contract occurs), with Rent to be prorated to the date of closing under the Contract. If the Contract is thereafter terminated for any reason, the provisions of the Contract with respect to such termination shall apply, but this Lease shall continue in full force and effect, except that if the Contract was terminated for reasons other than a default by Landlord, then this Article XX shall thereafter be null and void.

20.2 General. For the purposes hereof, an “Offer” shall mean any bona fide written proposal, letter of intent, term sheet or proposed contract received by Landlord from a third party describing a proposed purchase of the Real Estate. This right of refusal is personal to Tenant and may not be assigned to or exercised by any other party. This right of refusal shall be inapplicable to any transfer to a party related to or affiliated with Landlord or its principals, but shall apply to any subsequent transfer to a third person.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

TENANT:	LANDLORD:

IL GROWN MEDICINE LLC,	KINZIE PROPERTIES, LLC,
An Illinois limited liability company	an Illinois limited liability company

By:	By:
Its Manager and CEO	Its: Manager

Executed on , 2016

2400 GREENLEAF PARTNERS, LLC,
an Illinois limited liability company

By:
Its: Manager

Executed on ________, 2016

EXHIBIT “A”

FLOOR PLANS OF PREMISES, 2400 SPACE AND 2420N SPACE

EXHIBIT “B”

LEGAL DESCRIPTION OF REAL ESTATE

THE WEST 420.0 FEET OF THE EAST 600 FEET OF THE WEST 1629 FEET OF LOT 23 IN CENTEX INDUSTRIAL PARK UNIT 5, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

Commonly known as 2400-2400 Greenleaf Avenue, Elk Grove Village, Illinois

EXHIBIT “C”

SCHEDULE OF

BASE RENT PER FOOT

Period/Calendar Year	Base Rent/Foot		Base Rent/Annum
		Premises	Premises +	Premises +
			2420N	2420N and 2400
9/1/2015 to 6/30/2016	$6.50	$75,543.00	$156,793.00	$344,838.00
7/1/2016 to 12/31/2016	$10.00	$116,220.00	$241,220.00	$530,520.00
2017	$10.30	$119,706.60	$248,456.60	$546,435.60
2018	$10.61	$123,297.80	$255,910.30	$562,828.67
2019	$10.93	$126,996.73	$263,587.61	$579,713.53
2020	$11.26	$130,806.63	$271,495.24	$597,104.93
2021	$11.59	$134,730.83	$279,640.09	$615,018.08
2022	$11.94	$138,772.76	$288,029.29	$633,468.62
2023	$12.30	$142,935.94	$296,670.17	$652,472.68
2024	$12.67	$147,224.02	$305,570.28	$672,046.86
2025	$13.05	$151,640.74	$314,737.39	$692,208.27
2026	$13.44	$156,189.96	$324,179.51	$712,974.52
2027	$13.84	$160,875.66	$333,904.89	$734,363.75
2028	$14.26	$165,701.93	$343,922.04	$756,394.67
2029	$14.69	$170,672.99	$354,239.70	$779,086.51
2030	$15.13	$175,793.18	$364,866.89	$802,459.10
2031	$15.58	$181,066.97	$375,812.90	$826,532.87
2032	$16.05	$186,498.98	$387,087.29	$851,328.86
2033	$16.53	$192,093.95	$398,699.91	$876,868.73
2034	$17.02	$197,856.77	$410,660.90	$903,174.79
2035	$17.54	$203,792.47	$422,980.73	$930,270.03

EXHIBIT “D”

ROFR CONTRACT FORM

CONTRACT FOR PURCHASE OF REAL ESTATE

This Contract for Purchase of Real Estate (“Contract”) is made as of this ___ day of ____ 20__, by and between Kinzie Properties, L.L.C., an Illinois limited liability company, as to an undivided 50% interest, and 2400 Greenleaf Partners, L.L.C., an Illinois limited liability company, as to an undivided 50% interest, as tenants in common, whose address is __________ (collectively “Seller”) and IL Grown Medicine LLC, an Illinois limited liability company (“Purchaser”), whose address is ______________.

R E C I T A L S:

A. WHEREAS, Seller is the owner of that certain parcel of land legally described on Exhibit “A” hereto (“Land”), improved with an industrial building and other structures and improvements (collectively “Building”) (Land and Building sometimes collectively referred to as the “Real Estate”), commonly known as 2400-40 Greenleaf Avenue, Elk Grove Village, Illinois and leased to various tenants (“Tenant(s)”).

B. WHEREAS, Purchaser is currently a tenant of the Building occupying a portion of the Premises.

C. WHEREAS, Purchaser desires to purchase and Seller desires to sell the Premises (as hereafter defined) on the terms and conditions set forth below.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants herein contained, Ten Dollars paid and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1. PREMISES. The “Premises” consists of and is defined as:

1.1 The Land, which term as used hereunder shall include all of Seller’s right, title and interest, if any, in easements, tenements, hereditaments, rights, privileges and appurtenances in any way belonging or pertaining thereto, whether or not of record, including without limitation (a) any oil, gas, mineral, riparian, water or similar rights, (b) any land lying in the bed of any street, road or avenue, open or proposed, at the foot of or adjoining the Real Estate, and (c) all easements, if any, whether or not of record, appurtenant to the Land and the use of all appurtenant and assignable strips, railroad tracks and rights-of-way, if any, abutting, adjacent, contiguous or adjoining the Land.

1.2 The Building, which term as used hereunder shall include: all buildings, structures, fixtures, utility lines, roads, access ways, water control and drainage facilities, infrastructure and other improvements of every kind and nature presently situated on, in or under or hereafter erected, installed or used in, on or about the Real Estate, to the extent of Seller’s interest therein.

1.3 All fixtures, equipment, and signs located on or about the Real Estate and owned by Seller, but excluding any such property owned by Tenants.

1.4 All personal property and equipment, if any, located on the Real Estate and used in conjunction therewith and owned by Seller as of the date hereof (“Personal Property”), but excluding such property owned by Tenants.

1.5 To extent assignable, all of Seller’s interest, if any, in and to (i) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats, land sale registrations, property reports, conditional use permits, special use permits, declarations of non-significance, environmental impact statements and entitlements issued, approved or granted to or for the benefit of Seller which relate to the Premises, and (ii) all licenses, consents, easements, rights of way and approvals required to make use of utilities and insure vehicular and pedestrian ingress and egress to the Premises (collectively, the “Licenses and Permits”).

1.6 Seller’s right, title and interest as landlord in and to all leases (“Leases”) of units in the Building in effect as of the Closing Date, and all security deposits held by Seller thereunder.

2. PURCHASE PRICE.

2.1 Subject to the terms and conditions contained herein, Seller agrees to sell the Premises to Purchaser, and Purchaser agrees to purchase the Premises from Seller, for a purchase price of ___ Million _____ Thousand Dollars ($_____.00) (the “Purchase Price”), subject to prorations and adjustments as provided below.

2.2 The Purchase Price shall be payable as follows:

A. Upon the Execution Date (as defined below), Purchaser shall deposit earnest money (“Earnest Money”) in an amount equal to five percent (5%) of the Purchase Price with Chicago Title Insurance Company or such other title company as Seller may designate, as escrowee (“Escrow Agent” or “Title Company”) in a non-interest bearing account. Upon the Due Diligence Date all Earnest Money shall be non-refundable (except as otherwise expressly provided in this Contract) but shall be credited against the Purchase Price at Closing.

B. At Closing, Purchaser shall pay the balance of the Purchase Price, plus or minus prorations and adjustments as provided herein, by wire transfer of immediately avialable funds in United States currency. Purchaser shall authorize Escrow Agent to disburse the proceeds of sale to Seller prior to 2:00 p.m. (EST) on the Closing Date.

3. TITLE AND SURVEY.

3.1 Upon Closing, Seller shall convey title to the Premises to Purchaser or Purchaser’s nominee by delivery of its special warranty deed(s), in recordable form, conveying title subject only to the Permitted Exceptions (as hereafter defined) applicable with respect to the Real Estate.

3.2 As evidence of title, at least five (5) days prior to the Due Diligence Date, Seller shall obtain and deliver to Purchaser a title commitment (“Title Commitment”) for title insurance from Chicago Title Insurance Company, or such other title company as Seller may designate (“Title Company”) to issue to Purchaser at Closing an ALTA Owner’s Title Insurance Policy on the Real Estate in the amount of the Purchase Price (“Title Policy”). The cost of the Title Commitment and base Title Policy shall be borne by Seller. The cost of any other endorsements desired by Purchaser or its lender, shall be obtained by Purchaser at its expense but issuance thereof shall not be a condition of Closing.

3.3 If the Title Commitment or any survey shows that title to the Real Estate is encumbered by matters unacceptable to Purchaser, Purchaser shall give written notice thereof to Seller no later than the Due Diligence Date and such item(s) shall be referred to as “Unpermitted Exception(s)”. If Seller does not elect in writing, given no later than 5 days after receipt of Purchaser’s notice of objection, to remove such Unpermitted Exceptions at or before Closing, Purchaser may as its sole and exclusive remedy elect, by written notice given no later 3 business days after the expiration of the aforesaid 5 day period, to: (i) waive such exception and proceed with the Closing, whereupon Purchaser shall accept Seller’s deed subject to the Unpermitted Exceptions, without reduction of or adjustment to the Purchase Price, and such Unpermitted Exception shall become a Permitted Exception, or (ii) terminate this Contract, whereupon the Earnest Money and interest earned thereon shall be refunded to Purchaser and thereafter neither party shall have any further obligation under this Contract (except those provisions which expressly survive termination). If Purchaser fails to make such election within such time, then Purchaser shall be deemed to have elected (i) above. If Purchaser fails to give written notice of an Unpermitted Exception on or before the Due Diligence Date, then Purchaser shall be deemed to have elected to proceed to Closing subject to all exceptions and matters shown on the Title Commitment, the Survey, and the Leases. Notwithstanding the foregoing, Seller shall be obligated to discharge or insure over at Closing all mortgages and security interests that Seller voluntary caused to be placed of record against the Premises.

3.4 All matters disclosed by Title Commitment or Survey to which Purchaser does not provide written notice of objection in the time and manner described above, or to which Purchaser is deemed to have approved of to which Purchaser waives its objection, and all Leases, shall be deemed exceptions subject to which Purchaser agrees to accept title (the “Permitted Exceptions”).

3.5 Purchaser acknowledges receipt of a survey of the Real Estate prepared by Certified Survey Inc, dated July 2, 2014 (“Survey”). Purchaser may at its expense, obtain a new survey or request the surveyor to make such updates, revisions or re-certifications of the Survey as Purchaser may require and surveyor may agree, provided, the issuance of any such revisions or re-certifications shall not be a condition of Closing.

4. INSPECTIONS

4.1 Within five (5) business days after the Execution Date, Seller shall deliver to Purchaser copies of those items listed in Exhibit “B” attached hereto (collectively “Seller Deliveries”). From and after the Execution Date, with reasonable prior notice to Seller and subject to the rights of the Tenants, Purchaser and its agents shall have the right to enter upon the Premises and conduct investigations relating to the physical condition of the Premises, environmental matters, operating expenses, architectural, engineering, zoning, title, survey, tenancy and other matters. Notwithstanding anything set forth herein to the contrary, neither Purchaser nor its agents shall be permitted to perform any invasive or intrusive tests (including, without limitation, soil borings or samplings), without Seller’s written consent, which Seller may withhold in its sole and absolute discretion.

4.2 If Purchaser, its agents or contractors damages any of portion of the Premises, Purchaser shall restore the Premises to their original condition as of the date Purchaser first entered upon it. Purchaser shall indemnify, defend and hold Seller, it manager and agents, the Tenants, and their respective employees, officers, members, shareholders, agents and partners, successors and assigns harmless from and against any and all claims, damages, suits, liability, loss, expenses, causes of action and judgments (including, but not limited to, attorney’s fees and legal expenses in connection with defending against any such action, suit or claim) arising from injury to or death of any person or loss of, or damage to, any property of any nature arising out of the inspections performed by Purchaser or its officers, employees, agents, contractors or subcontractors on or about the Premises or arising from any breach of this Article 4 by Purchaser.

4.3 Purchaser and its agents shall keep the existence of this transaction confidential until such time, if ever, that Purchaser waives Due Diligence. Accordingly, neither Purchaser nor its agents shall be permitted to have any communications with Tenants prior to the Due Diligence Date, except in the presence of and with permission of Seller. Further, Purchaser shall hold all information acquired regarding the Premises in strictest confidence. Notwithstanding the foregoing, Purchaser may discuss any such information with (i) its consultants, agents, attorneys, lenders, partners or representatives for legitimate business purposes, provided each of the foregoing agree to treat such information as confidential (ii) to any governmental agency or any officer thereof upon proper request or requirement for same, (iii) as required under applicable law or (iv) in any legal proceeding between Purchaser and Seller or their respective successors.

4.4 The obligations of Purchaser under Section 4.2 shall survive the Closing or any termination of this Contract, as applicable, and the obligations of Purchaser under Section 4.3 shall survive any termination of this Contract but shall terminate on Closing.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

5.1 Seller represents and warrants to Purchaser that, as of the date hereof:

A. The rent roll of the Premises disclosed in Seller’s Deliveries is true and correct in all material respects;

B. Seller has received no written notice that any condemnation or eminent domain proceedings are currently pending and, to Seller’s knowledge, none are pending against the Premises.

C. Seller has received no written notice of any violation (that has not been corrected) of any law, ordinance, order, regulation or requirement having jurisdiction over the Premises. Except as set forth in the environmental reports provided in Seller’s Deliveries, Seller has no knowledge of a material release or discharge of hazardous substances at the Premises in violation of any

Environmental Laws which occurred during Seller’s period of ownership of the Premises.

D. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986;

E. Seller has full authority and power to execute this Contract and to close the sale of the Premises and that Seller’s execution and performance of this Contract does not conflict with any obligation or agreement of Seller.

F. Seller has executed no management agreements, service contracts, maintenance agreements, warranties, guaranties, bonds, construction contracts, architectural contracts, parking agreements, or other agreements affecting the operation of the Premises, the Personal Property and/or Building (“Operating Agreements”) that will be binding upon Purchaser after Closing, except as disclosed in Seller’s Deliveries.

G. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of State of Illinois. Seller has full power to execute, delivery, and carry out the terms and provisions of this Contract and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken, or will take prior to Closing, all necessary action to authorize the execution, delivery and performance of this Contract and such other agreements, instruments and documents.

5.2 Seller makes no representation or warranties as to the accuracy of the information contained in any of Seller Deliveries. Seller makes no representations or warranties relating to Purchaser’s lease or the premises occupied by Purchaser thereunder. The representations and warranties of Seller set forth in Section 5.1 of this Contract shall be deemed remade as of Closing, provided that Seller may give Purchaser, on or before the Closing Date, one or more notices of any modifications (each a “Statement of Modifications”) to such representations and warranties which arise after the date hereof. The representations and warranties of Seller in this Contract (as same may be modified) shall survive Closing for a period of six (6) months after the Closing Date after which all of the representations and warranties of Seller shall become void and of no further force or effect. Failure of Purchaser to give detailed written notice of a breach of a representation or warranty within six (6) months after Closing shall be a waiver of such representations and warranties. Any action to enforce such claim shall be brought no later than nine (9) months after Closing failing which it shall be forever barred. Representations and warranties made in this Contract to “Seller’s knowledge” or “Seller’s actual knowledge” or other references to Seller’s knowledge in this Contract shall mean and be limited to the actual knowledge of James G. Haft, without investigation whatsoever, and no other person, and shall not be construed to impose a duty on Seller to independently investigate the matters so represented and warranted. If on or before Closing, Purchaser shall discover that any of Seller’s representations or warranties are materially inaccurate or if Seller shall deliver a Statement of Modifications, then Purchaser may, as its sole and exclusive remedies, either waive such matter and proceed to closing or terminate this Contract whereupon the Earnest Money together with interest earned thereon shall be refunded to Purchaser, and thereafter neither party shall have any further obligation hereunder (except those which expressly survive termination). If Purchaser closes with knowledge that a representation or warranty is inaccurate, then such representations and warranties shall be deemed modified accordingly and Purchaser shall be deemed to have waived all claims with respect thereto.

5.3 From and after the Due Diligence Date until Closing (or termination of this Contract, as applicable), and provided Purchaser is not in default, Seller hereby covenants and agrees that, with respect to the Premises:

A. Seller will not grant to or purport to create to any third party any interest nor any right to acquire an interest in the Premises or any part thereof or further encumber the Premises (including, without limitation, the recording of any covenants, conditions, or restrictions against the Premises) without the prior written approval of Purchaser, which shall not be unreasonably withheld.

B. Seller will not enter into any material Lease amendments, new Leases, or maintenance, management or other service contracts that will be binding upon Purchaser after Closing (unless terminable without penalty on 30 days notice or less) without the prior written approval of Purchaser, which shall not unreasonably withheld.

C. Seller will promptly deliver to Purchaser copies of any written notices hereafter received by Seller from any governmental authority alleging the violation of any applicable law affecting the Premises.

D. Seller shall have the right to terminate any Lease for default of Tenant and enter new leases for units that are vacant or becoming vacant so long as the rent is at least 95% of the previous rent for that unit and the term is no more than five (5) years. Seller may also enter modifications of Leases (that do not reduce rent) in the ordinary course. Seller shall promptly notify Purchaser of any such transactions and provide copies of the relevant documents. All other lease transactions shall require the written approval of Purchaser, which shall not be unreasonably withheld.

6. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

6.1 Purchaser represents and warrants to Seller as follows: Purchaser has full authority and power to execute this Contract and to close the sale of the Premises and that Purchaser’s execution and performance of this Contract does not conflict with any obligation or agreement of Purchaser. All of Purchaser’s representations, warranties and covenants in this Contract shall be deemed remade as of the Closing and shall survive Closing for a period of six (6) months.

6.2 Purchaser acknowledges that it is being afforded the opportunity to inspect the Premises in detail. Purchaser further acknowledges that, having been a tenant in the Building since March 2015, Purchaser has full knowledge of the condition of the premises leased or occupied by Purchaser and all matters related thereto. As of the Due Diligence Date, Purchaser will have independently determined that the Leases, Tenants, matters of title and survey, zoning and other legal constraints, physical condition, structure and all other matters relating to the Premises are satisfactory to Purchaser in all respects, and if any of the above matters are not satisfactory to Purchaser, Purchaser shall provide written notice to Seller on or before the Due Diligence Date explaining the unsatisfactory matters.

6.3 Purchaser acknowledges and agrees that except as expressly provided herein (i) Purchaser is purchasing the Premises “AS IS” with the full knowledge and understanding that Seller is making NO REPRESENTATIONS, WARRANTIES OR INDEMNITIES, express or implied, with respect to the Premises, its condition, its suitability for any intended purpose, habitability, merchantability, or any other matter; and (ii) Purchaser waives and releases any and all claims, warranties, indemnities, guarantees, conditions or liabilities against Seller, its principals and agents, whether express or implied, arising out of law or otherwise, and whether now known or hereafter discovered with respect to the Premises or this transaction.

7. DUE DILIGENCE.

7.1 If Purchaser, in its sole and absolute discretion, is not satisfied with the Premises, Seller’s Deliveries, the Leases, the condition of title, survey or environmental matters, or the results of Purchaser’s studies and investigations or any other matter relating to the Premises, or if Purchaser is unable to procure a financing commitment on terms acceptable to Purchaser in its sole and absolute discretion, then Purchaser may, by serving notice on Seller no later than Due Diligence Date (time being of the essence), terminate this Contract, in which event all Earnest Money deposited to date together with all interest earned thereon shall be refunded to Purchaser, and thereafter neither party shall have any further claims or obligations hereunder (except those that expressly survive termination). If no such notice is received by Seller on or before the Due Diligence Date then this condition precedent shall be deemed waived and of no further effect. The “Due Diligence Date” shall mean the date that is thirty (30 days after the Execution Date of this Contract.

8. CLOSING.

8.1 The consummation of the transaction contemplated hereunder (“Closing” or “Closing Date”) shall occur on the date that is fifteen (15) days after the Due Diligence Date. Closing shall occur at the offices of the Escrow Agent, with each party providing its own escrow instructions to Escrow Agent, provided such instructions shall not be inconsistent with the terms of this Contract.

8.2 Purchaser and Seller shall equally split any escrow costs imposed by the Escrow Agent. The cost of all State and County transfer taxes shall be paid by Seller at Closing; any Village of Elk Grove transfer taxes shall be paid by Purchaser. Recording charges shall be handled in accordance with local custom. All costs relating to Purchaser’s financing shall be borne by Purchaser. Title premiums shall be paid in the manner described in Article 3.

8.3 At Closing, Seller shall deposit in the Escrow or deliver to Purchaser the following:

A. Duly executed special warranty deed(s) in customary form,

B. Duly executed general assignment substantially in the form of Exhibit “E” by Seller to Purchaser of any and all guaranties, warranties, claims and rights from all contractors and manufacturers of the roof, equipment, fixtures or other improvements to the Building, and all Licenses and Permits, in each case only to the extent assignable, in effect, and owned by Seller.

C. A non-foreign affidavit sufficient in form and substance to relieve Purchaser of any and all withholding obligations under Section 1445 of the Internal Revenue Code.

D. Duly executed notice to the Tenants stating that the Premises have been sold, security deposits transferred, and that all future rent should be paid as Purchaser shall direct.

E. Quit claim bill of sale to any Personal Property in form attached as Exhibit D.

8.4 At the Closing, Purchaser shall deposit in the closing escrow the balance of the Purchase Price, plus or minus prorations and adjustments, by wire transfer of immediately available funds.

8.5 At the Closing, Purchaser and Seller shall jointly execute and deposit in the Escrow the following:

A. Joint Closing Statement.

B. Assignment and Assumption of Leases in form attached as Exhibit “C”.

C. Transfer declarations, if required, for state, county, and municipal real estate transfer taxes.

8.6 Village Inspections. If the Village of Elk Grove or any other governmental entity requires a code inspection, repairs to the Premises, fee payments, or imposes any other obligation as a condition to recording the deed, Purchaser shall be fully responsible for compliance with such conditions and obligations, and delivery of the deed by Seller shall constitute fulfilment of Seller’s obligations to convey title notwithstanding that recording may not have occurred. Purchaser shall, prior to the Due Diligence Date, investigate and satisfy itself as to the existence, cost and burden of any such conditions and obligations.

9. CLOSING ADJUSTMENTS.

Prorations shall be made between Seller and Purchaser on a per diem basis as of the Closing Date. The Closing Date shall be a day of income and expense for Purchaser. The following items shall be prorated and adjusted between Seller and Purchaser as of the Closing Date, except as otherwise specified:

9.1 All rents and other amounts paid by the Tenants under the Leases (collectively, “Rent”), for the month of Closing shall be prorated as of the Closing Date based on the respective number of days of ownership of Seller and Purchaser for such month. If the Closing shall occur before all of the Rents have actually been paid for such month, the apportionment of the Rents shall be upon the basis of the Rents actually received by Seller. Rents in arrears will not be prorated, but Seller’s share thereof shall be promptly remitted to Seller by Purchaser if and when collected by Purchaser. Monies received by either party from Tenants after the Closing Date shall be applied in the chronological order in which they accrue.

9.2 To the extent not paid by directly by Tenants, the parties will coordinate to transfer billing for water, electricity, sewer, gas, telephone and other utilities charges as of the Closing Date, and/or prorate such items if such billing transfers cannot be accomplished on Closing. Any security deposits or similar items paid to utility providers by Seller shall remain the property of Seller.

9.3 Real estate taxes shall be prorated as of the Closing Date on a cash, rather than accrual basis, based on the last ascertainable tax bill and such proration shall be final.

9.4 All unapplied balances of security deposits under the Leases held by Seller shall be credited to Purchaser on Closing.

10. DEFAULTS; FAILURE TO CLOSE.

10.1 If (i) Purchaser shall fail to perform any of its obligations hereunder that are to be performed prior to Closing, and such failure continues for five (5) days after written notice thereof, or (ii) Purchaser fails to perform any of its obligations that are required to be performed on Closing (for which no notice of default shall be required) then Purchaser shall be in “default” hereunder. Upon a default by Purchaser, Seller shall be entitled, as its sole and exclusive remedy for such default (except for any liability of Purchaser to Seller for indemnities or other agreements that expressly survive termination of this Contract which shall not be limited) to terminate this Contract and retain the Earnest Money as liquidated damages, and recover costs of enforcement under Section 10.3 below.

10.2 If (i) Seller shall fail to perform any of its obligations hereunder that are to be performed prior to Closing, and such failure continues for five (5) days after written notice thereof, or (ii) Seller fails to perform any of its obligations that are required to be performed on Closing (for which no notice of default shall be required), then Seller shall be deemed to be in “default” under this Contract. Upon a default by Seller (other than a breach of representation or warranty disclosed or discovered prior to Closing), Purchaser may as its sole and exclusive alternative remedies either (i) terminate this Contract and receive a refund of the Earnest Money together with interest earned thereon, whereupon neither party shall have any further obligation under this Contract (except those which expressly survive termination) or (ii) commence an action for specific performance no later than 90 days after the date of such default, after which such action shall be barred, or (iii) waive all claims on account of such default and proceed to Closing on the Closing Date. Election of one or more of the aforesaid remedies shall preclude an election of others, except that if Purchaser has commenced an action for specific performance, Purchaser may subsequently elect to terminate this Contract and receive a refund of the Earnest Money pursuant to (i) above provided that Purchaser dismisses such action with prejudice. Notwithstanding anything herein to the contrary, if prior to Closing any Seller’s representations or warranties are discovered or disclosed to be materially inaccurate, then Purchaser’s sole and exclusive remedies shall be to either waive such breach and proceed to Closing or terminate this Contract and receive a refund of the Earnest Money together with interest earned thereon, whereupon neither party shall have any further obligation under this Contract (except those which expressly survive termination). If subsequent to Closing, Purchaser discovers that a representation or warranty of Seller is not materially correct, then Purchaser may, as it sole and exclusive remedy, bring an action against Seller for its actual damages (all consequential, indirect and secondary damages being waived) in an amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate.

10.3 The non-prevailing party shall pay all reasonable attorneys fees and costs of the prevailing party incurred in connection with any litigation brought to enforce this Contract.

11. CASUALTY AND CONDEMNATION.

11.1 If the Building is destroyed or damaged by fire or other casualty (an “Occurrence”) and not repaired and/or restored before Closing, and the cost of repairing such damage will exceed $200,000.00, the Closing shall occur on the latter of the Closing Date specified above or ten (10) days after the date of such Occurrence, but no later than thirty (30) days after the Closing Date specified above. Within ten (10) days after such an Occurrence, either party may elect to terminate this Contract, in which event the Earnest Money deposited to date and interest earned thereon shall be refunded to Purchaser, and no party hereto shall have any claim against any other party hereto by virtue of this Contract. If neither party so terminates, the parties shall proceed to close the sale and purchase contemplated hereby, in which event Purchaser shall be entitled (to the extent permitted under the Lease) to settle the loss with the insurance companies and to receive the proceeds of insurance applicable thereto and Seller shall have no obligation to repair. To that end, Seller shall execute all necessary proofs of loss, assignments of claim and similar items as reasonably requested by Purchaser.

11.2 If the cost of repairing the damage caused by such Occurrence will not exceed $200,000, Closing shall not be extended and Purchaser shall proceed to Closing in which event Purchaser shall (to the extent permitted under the Lease) be entitled to settle the loss with the insurance companies and to receive the proceeds of insurance applicable thereto, and Seller shall have no obligation to repair. To that end, Seller shall execute all necessary proofs of loss, assignments of claim and similar items as reasonably requested by Purchaser.

11.3 If between the Execution Date and the date of Closing, any material portion of the Premises is taken under power of eminent domain, any condemnation or eminent domain proceedings are filed with respect to any material portion of the Premises, or Seller receives written notice of an offer to purchase, in anticipation of condemnation if a negotiated price cannot be reached, from any authority with power of eminent domain with respect to any portion of the Premises, Purchaser may, within thirty (30) days after learning of such proceedings, at its option, elect either to:

A. Terminate this Contract, in which event the Earnest Money deposited to date and interest earned thereon shall be refunded to Purchaser and no party hereto shall have any claim against any other party hereto by virtue of this Contract, or

B. Close the transaction contemplated hereby, in which event Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings; provided, that if Seller has received an award on account thereof, Seller shall credit Purchaser at Closing with an amount equal to such award. Any taking for road or utility purposes that does not result in a taking of any portion of the Building, reduce parking, or adversely affect access shall not be a material taking and the provisions of this Section B shall apply. Notwithstanding anything above to the contrary, any taking which gives Tenant the right to terminate its Lease (unless Tenant waives such right in writing) shall be deemed a material taking.

C. If Purchaser fails to notify Seller of its election, within the applicable time specified above, then Purchaser shall be deemed to have elected B above.

12. MISCELLANEOUS.

12.1 This Contract has been delivered by Purchaser on the date set forth on the first page of this Contract. Purchaser’s execution and submission of this Contract shall constitute an offer that shall be irrevocable for five (5) days following the date of submission to Seller. The date of Purchaser’s receipt of a fully executed counterpart of this Contract (or a telecopy or PDF of the signature page executed by Seller) shall be referred to as the “Execution Date”.

12.2 All notices to be given hereunder shall be in writing and shall be delivered to the person to whom the notice is directed, either in person (provided that such delivery is confirmed by the courier delivery service), or by expedited delivery service with proof of delivery, or by United States Mail, postage prepaid, as a Registered or Certified item, Return Receipt Requested. Notices delivered by personal delivery will be deemed to have been given at the time of such delivery and notices delivered by mail will be effective when deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed and addressed, as provided below. Courtesy copies shall simultaneously be given by PDF/Email but such emails alone shall not constitute effective notice.

12.3 This Contract and the Exhibits attached hereto contain the entire agreement between the parties in connection with this transaction, and there are no oral or parol agreements, representations or inducements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby. This Contract may not be modified except by a written agreement signed by all of the parties hereto. This Contract shall not be construed for or against Seller or Purchaser but shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

12.4 Time is of the essence of this Contract.

12.5 The captions and headings used in this Contract are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Contract.

12.6 This Contract shall be governed by the laws of the State of Illinois. Any litigation brought to enforce this Contract shall be brought only in state or federal courts located in the State of Illinois.

12.7 This Contract shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Except as hereafter provided, Purchaser shall not assign this Contract without Seller’s prior written consent, which consent may be withheld for any reason or no reason in Seller’s sole discretion. Purchaser shall have the right to assign this Contract to any entity which is controlled by Purchaser and in which Purchaser has a substantial ownership interest, provided that at least five days prior to Closing, (i) Purchaser provides Seller written notice of such assignment, together with a copy of the fully executed assignment agreement, (ii) the assignee makes the representations and warranties set forth in Article 6 above and provides Seller with written acknowledgement thereof, and (iii) no such assignment shall relieve Purchaser of its obligations hereunder.

12.8 If any provision of this Contract is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Contract shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Contract; and, the remaining provisions of this Contract shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Contract.

12.9 The written waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Contract, nor shall it be construed as a waiver of any other covenant, condition or promise herein. The written waiver by either party of the time for performing any act shall not constitute a waiver of the time for performing any other act or any incidental act required to be performed at a later time. The delay or forbearance by either party in exercising any remedy or right, the time for the exercise of which is not specifically and expressly limited or specified in this Contract, shall not be considered a waiver of, or an estoppel against, the later exercise of such remedy or right.

12.10 This Contract may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement; but in making proof of this Contract, it shall not be necessary to produce or account for more than one (1) such counterpart.

12.11 SELLER AND PURCHASER, FOR THEMSELVES AND THEIR RESPECTIVE HEIRS, ESTATES, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS CONTRACT.

12.12 Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Contract shall survive the Closing and no action based thereon shall be commenced after the Closing.

12.13 Purchaser represents that it has engaged no brokers or finders with respect to this transaction. Purchaser each agree to indemnify and hold Seller from any demands, claims or payments including attorney’s fees and costs in the event of a breach of the aforesaid covenant, representation and warranty. The provisions of this Section 12.13 shall survive Closing or termination of this Contract.

12.14 Purchaser shall not record this Contract or any memorandum thereof, and any attempt to do so shall constitute a default under this Contract.

12.15 The following exhibits are attached hereto and incorporated herein:

Exhibit “A”	Legal Description
Exhibit “B”	Seller Deliveries
Exhibit “C”	Form of Assignment and Assumption of Lease and Operating Agreements
Exhibit “D”	Form of Bill of Sale
Exhibit “E”	Form of General Assignment

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this Contract as of the date set forth above.

PURCHAER:	SELLER:

IL GROWN MEDICINE LLC	KINZIE PROPERTIES, LLC,
An Illinois limited liability company	an Illinois limited liability company

By:	By:
, Its Manager and CEO	Its: Manager

2400 GREENLEAF PARTNERS, LLC,
an Illinois limited liability company

By:
Its: Manager

EXHIBIT “A”

Legal Description

THE WEST 420.0 FEET OF THE EAST 600 FEET OF THE WEST 1629 FEET OF LOT 23 IN CENTEX INDUSTRIAL PARK UNIT 5, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY,ILLINOIS.

Commonly known as 2400-2400 Greenleaf Avenue, Elk Grove Village, Illinois

EXHIBIT A

EXHIBIT “B”

Seller Deliveries

Such items shall be delivered only to the extent existing and in Seller’s possession:

(1) Environmental studies (which shall be made available for inspection and copying in Seller’s offices);

(2) Most recent ALTA survey;

(3) Operating Agreements (as defined in Contract) currently in effect for services for the Premises;

(6) Current Rent Roll;

(7) Leases and amendments currently in effect;

EXHIBIT B

EXHIBIT “C”

Assignment and Assumption of Lease

FOR VALUE RECEIVED, __________________________ (“Assignor”), acting by and through its duly authorized _______________________ has BARGAINED, GRANTED, SOLD, ASSIGNED, TRANSFERRED AND CONVEYED, and by these presents does BARGAIN, GRANT, SELL, ASSIGN, TRANSFER and CONVEY unto _____________________, a ___________________________ (“Assignee”), all of Assignor’s right, title and interest in and to the tenant leases listed in Exhibit B (“Leases”) now or hereafter affecting the real property and improvements (collectively “Real Estate”) described on Exhibit “A”, together with any and all security deposits and other deposits held by Assignor under the terms of said Leases. TO HAVE AND TO HOLD the Lease unto Assignee, its successors and assigns. This assignment is made and accepted without recourse as to Assignor as to the performance by any party under such Lease.

Assignee accepts the foregoing assignment and agrees to perform all of the obligations of Assignor pursuant to the Lease accruing after the date hereof. Assignee acknowledges that all security deposits held by Assignor under the Leases have been transferred to and received by Assignee. Assignee shall hold, handle and return all security deposits in accordance with the terms of the Leases and all applicable laws, and shall indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) resulting from by a breach or default by Assignee under any Lease or any violation of applicable laws, arising on or after the date hereof.

All exhibits attached to this Assignment are incorporated herein for all purposes.The covenants, agreements, representations, and warranties contained herein shall inure to and be binding upon the parties, their successors and assigns.

Dated the ____ day of _______, 20___.

ASSIGNOR:

By:

ASSIGNEE:

By:

Schedule of Exhibits:
Exhibit “A” - Real Estate;
Exhibit “B” - Leases

EXHIBIT C

EXHIBIT “D”

Quitclaim Bill of Sale

That ___________________________ (“Seller”), for and in consideration of the sum of Ten Dollars cash and other good and valuable consideration, to Seller in hand paid by ___________________________, a ___________________ (“Purchaser”), the receipt of which is hereby acknowledged, does hereby QUITCLAIM unto Purchaser all of Seller’s right, title and interest in and to any personal property and supplies owned by Seller and located on the real property situated in ____________ County, ____, being more particularly described in Exhibit “A”, but expressly excluding any property owned by the Tenant of said real property (“Personal Property”).

TO HAVE AND TO HOLD all of Seller’s right, title and interest in and to the Personal Property unto the Purchaser, and Purchaser’s heirs, administrators, executors, successors and/or assigns forever; so that neither Seller nor Seller’s successors and/or assigns shall have, claim or demand any right or title to the aforesaid property or any part thereof. However, this conveyance is subject to liens securing personal property taxes for the year and subsequent years.

Purchaser hereby accepts the Personal Property, “AS IS” without any express or implied warranties of condition or fitness.

All exhibits attached to this Bill of Sale are incorporated herein for all purposes.

Dated this ____ day of __________, 20___.

SELLER:

By:
Name/Title:

PURCHASER:

By:
Name/Title:

Schedule of Exhibits:

Exhibit “A” - Land

[ADD ACKNOWLEDGEMENTS]

EXHIBIT D

EXHIBIT “E”

General Assignment

FOR VALUE RECEIVED, ______________________(“Assignor”), acting by and through its duly authorized _______________________, has BARGAINED, GRANTED, SOLD, ASSIGNED, TRANSFERRED AND CONVEYED, and by the presents does BARGAIN, GRANT, SELL, ASSIGN, TRANSFER AND CONVEY unto _______________________________, a _______________________ (“Assignee”), but only to the extent assignable, all of Assignor’s right, title and interest in and to:

(a) Any and all existing warranties (“Warranties”) that have not expired by lapse of time on equipment, personal property or structural components located the real property (“Real Estate”) described in Exhibit “A”; and

(b) Any and all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats, land sale registrations, property reports, conditional use permits, special use permits, declarations of non-significance, environmental impact statements and entitlements issued, approved or granted to or for the benefit of Seller which relate to the Real Estate (collectively the “Governmental Permits”).

Assignor makes no warranty, express or implied, as to (i) the title to the Warranties, Governmental Permits, (ii) the performance of the warranties, or (iii) the assignability of any of either the Warranties or Governmental Permits.

All exhibits attached to this Contract are incorporated herein for all purposes.

DATED this _____ day of __________, 20___.

ASSIGNOR:

By:
Name/Title:

Schedule of Exhibits:

Exhibit “A” - Real Estate

EXHIBIT E

EXHIBIT "A"

RAIL
POTENTIAL FUTURE PARKING AREA
2410
2410
[redacted]
PREMISES
69'0"
DRIVE-IN DOOR
TRUCK DOCK
PARKING AREA
340'0"
[redacted]
28,930 SF
2400 SPACE
[redacted]
2420N SPACE
[redacted]
2420
2440
DID
DID
TRUCK DOCKS
TRUCK DOCKS
OFFICE AREA
OFFICE AREA
OFFICE AREA
DEDICATED STREET